UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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The Bank of New York Company, Inc.

(Name of Registrant as Specified In Its Charter)

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One Wall Street, New York, NY 10286

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

of The Bank of New York Company, Inc. (the “Company”)

Where: At The Bank of New York, 101 Barclay Street, New York, New York.

When: On Tuesday, April 10, 2007, 9:00 a.m. local time.

To vote on the following matters:

1.	To elect eleven directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

2.	To ratify the appointment by the Audit and Examining Committee of the Board of Directors, of Ernst & Young LLP as the Company’s independent public accountants for the current fiscal year;

3.	To consider a shareholder proposal on simple majority voting;

4.	To consider a shareholder proposal on cumulative voting;

5.	To consider a shareholder proposal on an advisory shareholder vote on the compensation of the named executive officers; and

6.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on February 20, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment.

YOUR VOTE IS IMPORTANT

PLEASE VOTE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, SO THAT YOUR VOTE MAY BE COUNTED.

You can vote by:

•	Internet;

•	telephone; or

•	completing, dating, signing and mailing the enclosed proxy card promptly in the return envelope provided.

We hope you will be able to attend.

By order of the Board of Directors,

Thomas A. Renyi	Bart R. Schwartz
Chairman of the Board	Secretary

March 14, 2007

One Wall Street, New York, NY 10286

PROXY STATEMENT

THIS IS YOUR PROXY STATEMENT. IT GIVES YOU THE INFORMATION YOU NEED TO VOTE YOUR SHARES AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS.

This Proxy Statement and the enclosed proxy card are being sent to you by the Board of Directors of The Bank of New York Company, Inc. (the “Company”, “we” or “us”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 14, 2007.

The Annual Meeting will be held on April 10, 2007 at The Bank of New York, 101 Barclay Street, New York, New York, at 9:00 a.m. local time.

Who Can Vote. Only shareholders whose names appeared on the books of the Company at the close of business on the Record Date will be entitled to be notified of and to vote at the Annual Meeting or any adjournment. The Board of Directors has fixed February 20, 2007 as the Record Date. The outstanding voting stock of the Company on the Record Date was 758,079,675 shares of Common Stock ($7.50 par value) (“Common Stock”). Each share is entitled to one vote. The Company’s By-laws state that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of the Company’s stock entitled to vote at such meeting constitutes a quorum for the transaction of business.

What is a Proxy? A proxy is an authorization to vote. Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three officers of the Company, who are called “proxies” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card, or by telephone or Internet. A proxy card is enclosed.

How To Vote. You can vote your shares by proxy by:

•	Internet;

•	telephone; or

•	completing, dating, signing and mailing the enclosed proxy card in the return envelope provided.

Read the enclosed card for instructions on how to vote over the Internet or by telephone.

You have the right to revoke your proxy at any time before it is voted by furnishing the Office of the Secretary of the Company with a written revocation or a duly executed proxy bearing a later date. You may attend the Annual Meeting and vote in person, whether or not you previously submitted a proxy.

Each proxy submitted will be voted as directed but, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted for the election of the nominees for directors named in this Proxy Statement, for ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants, and against the shareholder proposals set forth in Items 3, 4 and 5 of this Proxy Statement. We are not now aware of any other matters to be presented at the Annual Meeting except for those described in this Proxy Statement.

If any other matters are presented at the Annual Meeting, the proxies may use their own judgment to decide how to vote your shares. In the unexpected event that any nominee for director named in this Proxy Statement becomes unable or unwilling to serve as a director, the persons acting as proxies will vote for the election of another person as director if the Board of Directors so recommends. If the Annual Meeting is adjourned, your shares may be voted by the proxies on the new meeting date unless you have revoked your proxy.

The nominees for director who receive the highest number of “for” votes cast will be elected, although any director who receives more “withhold” than “for” votes is expected to tender a resignation for the Board to consider and act upon within 90 days, as provided in the Company’s Corporate Governance Guidelines. The “for” vote of a majority of the votes cast is sufficient to ratify the appointment of Ernst & Young LLP and approve the shareholder proposals.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are counted. Pursuant to New York law, abstentions, broker “non-votes” (or votes “withheld” in the election of directors) will not be counted. A broker non-vote occurs when a broker, bank or other nominee that holds Company shares returns a proxy to the Company but cannot vote the shares it holds because it has not received voting instructions from the shareholder and the matter to be voted on is not “routine” under New York Stock Exchange (“NYSE”) rules. NYSE rules allow brokers, banks and other nominees to vote shares held by them on matters that the NYSE determines to be routine, even though the broker, bank or nominee has not received instructions from the shareholder. Under NYSE rules if your broker, bank or other nominee holds your shares in its name, it is permitted to vote on the election of directors and the ratification of Ernst & Young LLP as the Company’s independent public accountants but not on the shareholder proposals.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone, fax or e-mail by officers and regular employees of the Company and its subsidiaries who will not be specifically compensated therefor. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee not to exceed $25,000 plus reimbursement for reasonable out-of-pocket expenses. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxy cards and proxy material to the beneficial owners of such shares.

BOARD OF DIRECTORS AND DIRECTOR COMPENSATION

The Company is a financial holding company whose principal subsidiary is The Bank of New York (the “Bank”). The Company and the Bank are incorporated under the laws of the State of New York. The interests of shareholders are represented by the Board of Directors (the “Board”), which oversees the business and management of the Company. Information concerning the members of the Board of Directors who are standing for re-election is set forth below under the caption “Nominees for Election as Directors.” This solicitation of proxies is intended to give all shareholders a chance to vote for the persons who are to be their representatives in the governance of the Company.

In accordance with New York law, the Company’s By-laws set forth the Board’s responsibilities and establish various corporate authorizations. The By-laws also deal with the organization of the Board, as described below. The Board has the power to amend the By-laws. The Board has adopted Corporate Governance Guidelines and a Code of Conduct. Written copies of the Corporate Governance Guidelines and the charters of the Audit and Examining, Nominating and Governance and Compensation and Organization Committees are available on the Company’s website, www.bankofny.com, and in print to any shareholder upon request. They are also attached as exhibits to this Proxy Statement. Requests should be addressed to Office of the Secretary, The Bank of New York Company, Inc., One Wall Street, New York, NY 10286. The Code of Conduct is available on the Company’s website, www.bankofny.com.

Directors are elected to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified, unless they receive more “Withhold” votes than “For” votes, in which case, under the Company’s Corporate Governance Guidelines, they are required to tender their resignations for the Board to act on within 90 days of the certification of the vote (whereupon the Board’s decision will be publicly disclosed).

During 2006, the Board of Directors of the Company met a total of 16 times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during 2006. The Board of the Bank, which during 2006 included all the members of the Board of Directors of the Company, met a total of 11 times.

Non-management directors met in Executive Session without management 10 times during 2006. These sessions were chaired by Ms. Rein, who is Presiding Director.

Pursuant to the Company’s Corporate Governance Guidelines, the Chairmen of the Nominating and Governance Committee, the Compensation and Organization Committee and the Audit and Examining Committee will serve as the director presiding (“Presiding Director”) at Executive Sessions for three-year terms on a rotating basis.

All directors then serving on the Board attended the 2006 Annual Meeting of Shareholders except Mr. Roberts. Directors are expected to attend the Annual Meeting of Shareholders, except in extenuating circumstances.

Director Independence

The Board of Directors has determined that each of the current non-management directors standing for re-election in 2007 (Messrs. Biondi, Donofrio, Kogan, Kowalski, Luke, Richardson, Scott and Vaughn and Ms. Rein) is independent under the NYSE Listing Standards and under the more stringent director independence standards in the Company’s Corporate Governance Guidelines. In 2006, the Board of Directors had also determined the independence of two directors who are not standing for re-election this year — Brian Roberts and John Malone; the Board believes they have remained independent, although it did not perform a separate director-independence analysis for them this year in view of their impending departures from the Board. Since January 1, 2006, there has been no transaction in which any current director or director nominee has a direct or indirect material interest that is required to be disclosed under Item 404 of Securities and Exchange Act Regulation S-K. In making the independence determinations referred to in this paragraph, the Board of Directors took into consideration (in addition to the factors that would trigger a disclosure requirement under Item 404) whether there were any commercial relationships with entities of which directors directly or indirectly own five percent or more. They also relied on the categorical independence standards set forth in the Company’s Corporate Governance Guidelines (reproduced under the first bullet point on page A-3 of this Proxy Statement).

Communications with the Board

The Board has established a process for shareholders and interested parties to send written communications to the Presiding Director or to the non-management directors as a group. Interested persons may send written communications to The Bank of New York Company, Inc., Church Street Station, P.O. Box 2164, New York, New York 10008-2164 or to non-managementdirector@bankofny.com.

Committees of the Board

The Board of Directors of the Company has appointed several committees that have responsibility for particular corporate matters and has adopted the committee charters referred to below. A description of certain of these committees and their functions, including certain information concerning the directors who serve on such committees and are standing for re-election, follows.

The Board of Directors of the Company has a Nominating and Governance Committee (the “Nominating Committee”) whose members during 2006 were Messrs. Luke (Chair), Kogan, Malone and Richardson. All of

the members of the Nominating Committee are independent under the NYSE Listing Standards. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the Corporate Governance Guidelines of the Company. The Nominating Committee’s Charter is attached to this Proxy Statement as Exhibit C and is also available on the Company’s website, www.bankofny.com. The Nominating Committee is willing to consider nominees recommended by shareholders for future election to the Board. Shareholders may submit in writing the names and qualifications of proposed nominees to the Nominating Committee, c/o the Office of the Secretary of the Company, One Wall Street, New York, NY 10286. Nominees proposed by shareholders receive the same consideration and evaluation as nominees proposed by management or directors. The Nominating Committee identifies candidates among individuals recommended to the Nominating Committee and may also search for candidates, based upon the needs of the Company for particular expertise or experience, through search firms and business contacts. The Nominating Committee reviews the qualifications of individuals suggested by shareholders, management and directors as potential candidates for the Board. The criteria for selecting nominees for election as directors of the Company include, but are not limited to, experience, accomplishments, education, skills, and personal and professional integrity. The Nominating Committee met seven times during 2006.

The Board of Directors of the Company has an Audit and Examining Committee (the “Audit Committee”) whose members are annually appointed and during 2006 were Ms. Rein (Chair), and Messrs. Kowalski, Richardson, Scott and Vaughan. The Board determined that all of the directors who serve on the Audit Committee are independent under NYSE Listing Standards and Securities and Exchange Commission (“SEC”) regulations implementing the Audit Committee member requirements of the Sarbanes-Oxley Act of 2002.

The functions of the Audit Committee are described in its Charter, a copy of which is attached to this Proxy Statement as Exhibit B and is also available on the Company’s website, www.bankofny.com. One of the members of the Audit Committee serves on the audit committees of two other public companies. In accordance with the provisions of the Audit Committee Charter, the Board has determined that the director’s duties on the other boards and committees do not impair the director’s ability to serve effectively on the Audit Committee of the Company. The Board of Directors has determined that all members of the Audit Committee are financially literate. In 2007, the Board determined that Audit Committee member Catherine A. Rein is an audit committee financial expert within the meaning of the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations thereunder, and that she is independent as that term is defined in the NYSE Listing Standards. The Audit Committee met eight times in 2006.

The Board of Directors of the Company has a Compensation and Organization Committee (the “Compensation Committee”) whose members during 2006 were Messrs. Kogan (Chair), Biondi, Luke, Malone and Scott, all of whom are independent under the NYSE Listing Standards. (Mr. Malone is not standing for re-election and will not be a director or Compensation Committee member after April 10, 2007.) The Compensation Committee, whose Charter is attached to this Proxy Statement as Exhibit D and is also available on the Company’s website, www.bankofny.com, is responsible for matters of executive compensation and administration of the Company’s incentive compensation plans. The Compensation Committee met five times in 2006.

Director Compensation

Non-employee directors are compensated as follows:

Annual Cash Retainer	$45,000
Annual Equity Compensation	Shares of Company common stock with a fair market value* of $100,000 on the date of award.**
Board Meeting Fee	$1,800 per meeting
Committee Meeting Fee	$1,800 per meeting

Committee Chair Annual Retainers:

Audit and Examining	$10,000
Risk	$ 7,000
Compensation and Organization	$ 7,000
Nominating and Governance	$ 5,000
Pension	$ 5,000

The Chairmen of the other committees of the Board each receive an additional annual retainer of $3,000.

*	Fair market value is the closing price reported on the NYSE composite tape on the date of award.
**	Rounded to the nearest whole share.

The following table presents information concerning compensation for the non-employee directors of the Company for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash		Stock Awards [1] ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings[4]	All Other Compensation ($)	Total ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)
Frank J. Biondi, Jr.	$97,200		$99,993	[3]	—	—	—	—	$197,193
Nicholas M. Donofrio	98,000	[2]	99,993	[3]	—	—	—	—	197,993
Richard J. Kogan	111,400		99,993		—	—	—	—	211,393
Michael J. Kowalski	102,000	[2]	99,993	[3]	—	—	—	—	201,993
John A. Luke, Jr.	109,400		99,993		—	—	—	—	209,393
John C. Malone	103,800		99,993		—	—	—	—	203,793
Paul Myners	62,550		99,993		—	—	—	—	162,543
Catherine A. Rein	135,200	[2]	99,993	[3]	—	—	—	—	235,193
William C. Richardson	123,800		99,993	[3]	—	—	—	—	223,793
Brian L. Roberts	89,400		99,993	[3]	—	—	—	—	189,393
Samuel C. Scott III	108,000	[2]	99,993	[3]	—	—	—	—	207,993
Richard C. Vaughan	99,000		99,993		—	—	—	—	198,993

[1]	Each director was entitled to receive 3,141 shares of the Common Stock ($7.50 par value) of the Company on June 15, 2006.
[2]	Elected to defer all or part of cash compensation into the Directors’ Deferred Compensation Plan described below.
[3]	Elected to defer equity portion of annual retainer into the Directors’ Deferred Compensation Plan described below.
[4]

Mr. Malone and Ms. Rein were the only persons who served as directors during 2006 who are participants in the Directors’ Retirement Plan. In 2006, there was a decrease in the present value of Mr. Malone’s and Ms. Rein’s Directors’ Retirement Plan benefits in the amount of $2,532 and $4,773, respectively.

Effective January 1, 2006 the Company established formal stock ownership guidelines for non-employee directors. After three years on the Board they are expected to hold shares of Company Common Stock equal in value to at least five times their annual cash retainer.

A director who serves on the boards of both the Company and the Bank receives only one retainer. If the Boards of the Company and the Bank meet on the same day, only one meeting fee is paid for attendance at both meetings.

Officers of the Company and its subsidiaries do not receive any compensation for service on the Boards of the Company or its subsidiaries, or the committees of the Boards.

Under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the “Directors’ Deferred Compensation Plan”), each director who is not an officer of the Company or any of its subsidiaries may elect to defer payment of all or a portion of the director’s annual retainer and meeting fees. Each director may elect, pursuant to the terms of the Directors’ Deferred Compensation Plan, to defer receipt of retainer and meeting fees and allocate such deferred fees to accounts on the Company’s books providing the same return as the BNY Hamilton Large Cap Equity Fund, the BNY Hamilton Intermediate Government Fund, the BNY Hamilton Money Fund and the Company Stock Fund available in 2006 under the Company’s Employee Savings & Investment Plan. The accounts are adjusted to reflect the investment performance of such funds. All payments are made in cash, except that payment is made in shares of Common Stock with respect to amounts allocated to the Company Stock Fund. The Directors’ Deferred Compensation Plan contains provisions for the payment of each director’s account balance upon such director’s termination following a Change of Control (as defined in the Directors’ Deferred Compensation Plan), retirement, death or other termination of services as a director. The Directors’ Deferred Compensation Plan is not funded and payments are made from the Company’s general assets.

Until May 11, 1999, the Company also maintained the Retirement Plan for Non-Employee Directors, a defined benefit retirement plan for certain directors who are neither officers of the Company nor any of its subsidiaries (“Directors’ Retirement Plan”). The Directors’ Retirement Plan is not funded and payments are made from the Company’s general assets. Non-employee directors are eligible to receive annual cash payments of $30,000 beginning at age 70, provided they were serving on the Board on May 11, 1999 and maintain their status as non-employee directors through their retirement from the Board after attaining age 60. Payments are received for the life of the former director if they had attained age 70 as of May 11, 1999, had five years of prior service on the Board as of such date, and had served as a director for at least five years as of such date. Payments are received for the number of years equal to the director’s years of service on the Board completed before March 11, 1999 for any individual serving as a director and who had not attained age 70 as of May 11, 1999. The Directors’ Retirement Plan contains provisions for the payment of each participating director’s accrued benefit upon such director’s termination following a Change in Control (as defined in the Director’s Retirement Plan).

On September 9, 2003, Mr. Kogan and Schering-Plough Corporation, of which Mr. Kogan is the former Chairman/CEO, entered into a settlement with the U.S. Securities and Exchange Commission to resolve issues arising from the SEC’s inquiry into certain meetings by Schering-Plough Corporation with investors. Without admitting or denying any allegations of the SEC, Mr. Kogan agreed in connection with the settlement not to commit any future violations of Regulation FD and related securities laws.

Charitable Contributions

In 2006, the Company did not make any contributions to any charitable organization of which a director of the Company was an executive officer that exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

Item 1. ELECTION OF DIRECTORS

Unless contrary instructions are given, the persons designated as proxies intend to vote on behalf of shareholders for the election of the nominees listed in the following pages. If any nominee becomes unable or unwilling to accept nomination or election, the persons designated as proxies intend to vote on behalf of shareholders for the election of such other person, if any, as the Board of Directors may recommend. The directors elected will hold office until the next Annual Meeting and until their successors have been elected and qualified.

Nominees for Election as Directors

The following pages identify the nominees for election as directors, their ages, their principal occupations during the past five years, certain other directorships and trusteeships held, the year in which they became directors of the Company, and their holdings of Common Stock, all as of February 20, 2007. All nominees who are presently serving as directors were elected to their present term of office by the shareholders.

The following information has been furnished by the nominees.

Nominee, Year Elected a Director and Securities Owned[1]	Principal Occupation and Other Information

Senior Managing Director of WaterView Advisors LLC, investment adviser to WaterView Partners LLC, a private equity limited partnership focused on media and entertainment

Senior Managing Director of WaterView Advisors LLC (formerly Biondi, Reiss Capital Management LLC) from March, 1999 to present. Chairman and Chief Executive Officer of Universal Studios from 1996 through 1998. Director of Amgen, Inc., The Bank of New York, Cablevision Systems Corp., Harrah’s Entertainment, Inc., Hasbro, Inc., and Seagate Technology. Age 62.

FRANK J. BIONDI, JR. 1995 Common Shares: 34,550

Executive Vice President, Innovation and Technology of IBM Corporation, developer and manufacturer of advanced information technologies

Executive Vice President, Innovation and Technology of IBM Corporation from July, 2005 to present. Senior Vice President, Technology and Manufacturing of IBM Corporation from August, 1997 to July, 2005. Director of The Bank of New York and INROADS. Member of the Board of Trustees of Rensselaer Polytechnic Institute. Chairman Emeritus of the Board of Directors of the National Action Council for Minorities in Engineering, Inc. (NACME). Age 61.

NICHOLAS M. DONOFRIO 1999 Common Shares: 22,184

Nominee, Year Elected a Director and Securities Owned[1]	Principal Occupation and Other Information

President of The Bank of New York Company, Inc. and The Bank of New York

President of The Bank of New York Company, Inc. and The Bank of New York since September, 1998. Senior Executive Vice President of The Bank of New York Company, Inc. from August, 1998, and Senior Executive Vice President and Chief Commercial Banking Officer of The Bank of New York from December, 1994 to September, 1998. Executive Vice President of The Bank of New York from June, 1990 to December, 1994. Director of The Bank of New York and Private Export Funding Corporation. Trustee of Big Brothers/Big Sisters of New York City. Member of the Financial Services Roundtable and Financial Services Forum. Member of Board of Visitors of Duke University Fuqua School of Business. Age 55.

GERALD L. HASSELL 1998 Common Shares: 734,675

Retired President and Chief Executive Officer of Schering-Plough Corporation, manufacturer of pharmaceutical and consumer products

President and Chief Executive Officer of Schering-Plough Corporation from November, 1996 to April, 2003. Chairman from November, 1998 to November, 2002. Principal of The KOGAN Group LLC. Director of The Bank of New York and Colgate-Palmolive Company. Member of the Board of Trustees of New York University and The Saint Barnabas Corporation and Medical Center. Member of the Council on Foreign Relations. Age 65.

RICHARD J. KOGAN 1996 Common Shares: 27,141

Chairman and Chief Executive Officer of Tiffany & Co., international designers, manufacturers and distributors of jewelry and fine goods

Chairman of Tiffany & Co. from January, 2003 to present, and Chief Executive Officer since February, 1999. President of Tiffany & Co. from January, 1996 to January, 2003. Executive Vice President from March, 1992 to January, 1996. Chief Operating Officer from January, 1997 to February, 1999. Director of The Bank of New York, Tiffany & Co. and Jewelers of America. Chairman of the Board of Overseers of the University of Pennsylvania Museum of Archaeology and Anthropology. Age 54.

MICHAEL J. KOWALSKI 2003 Common Shares: 16,957

Nominee, Year Elected a Director and Securities Owned[1]	Principal Occupation and Other Information

Chairman and Chief Executive Officer of MeadWestvaco Corporation, manufacturer of paper, packaging and specialty chemicals

Chairman of MeadWestvaco Corporation from December, 2002 to present and Chief Executive Officer since January, 2002. President of MeadWestvaco Corporation from January, 2002 to April, 2003. Chairman, President and Chief Executive Officer of Westvaco Corporation from 1996 to January, 2002. President and Chief Executive Officer of Westvaco Corporation from 1992 to January, 2002. Director of American Forest and Paper Association, The Bank of New York, FM Global, MeadWestvaco Corporation and The Timken Company. Trustee of Lawrence University and the American Enterprise Institute for Public Policy Research. Age 58.

JOHN A. LUKE, JR. 1996 Common Shares: 26,741

Senior Executive Vice President and Chief Administrative Officer of MetLife, Inc., insurance and financial services

Senior Executive Vice President and Chief Administrative Officer of Metlife, Inc. from January, 2005 to present. President and Chief Executive Officer of Metropolitan Property and Casualty Insurance Company from March, 1999 to January, 2005. Director of The Bank of New York, FirstEnergy Corp. and New England Financial, Inc. Trustee of the New York University Law Center Foundation. Age 64.

CATHERINE A. REIN 1981 Common Shares: 88,357

Chairman and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York

Chairman of The Bank of New York Company, Inc. and The Bank of New York since February, 1998. Chief Executive Officer of The Bank of New York Company, Inc. since July, 1997. President of The Bank of New York Company, Inc. from March, 1992 to September, 1998. Chief Executive Officer of The Bank of New York since January, 1996 and President from December, 1994 to September, 1998. Chief Operating Officer of The Bank of New York from December, 1994 to January, 1996. Vice Chairman of The Bank of New York from 1992 to 1994. Director of The Bank of New York, Lincoln Center for the Performing Arts, The Clearing House, Public Service Enterprise Group, Inc. and United Way of New York City. Member of the Board of Managers of The New York Botanical Garden. Member of the Boards of Trustees of Bates College and Rutgers, the State University. Age 60.

THOMAS A. RENYI 1992 Common Shares: 819,635

Nominee, Year Elected a Director and Securities Owned[1]	Principal Occupation and Other Information

President and Chief Executive Officer Emeritus of W.K. Kellogg Foundation, a private foundation

President and Chief Executive Officer of W.K. Kellogg Foundation from August, 1995 to December, 2005. President and Professor of Health Policy and Management, Johns Hopkins University from 1990 to 1995. Director of The Bank of New York, Exelon Corporation and CSX Corporation. Age 66.

WILLIAM C. RICHARDSON 1998 Common Shares: 23,395

Chairman, President and Chief Executive Officer of Corn Products International, Inc., global producers of corn-refined products and ingredients

Chairman and Chief Executive Officer of Corn Products International, Inc. since 2001. President since 1997 and Chief Operating Officer from 1997 to 2001. Director of The Bank of New York, Corn Products International, Inc. and Motorola, Inc. Age 62.

SAMUEL C. SCOTT III 2003 Common Shares: 15,140

Retired Executive Vice President and Chief Financial Officer of Lincoln National Corporation, provider of life insurance, annuities, retirement plans and other financial services to individual and institutional clients

Executive Vice President of Lincoln National Corporation from 1995 to 2005 and Chief Financial Officer from 1992 to 2005. Director of The Bank of New York, and DaVita Inc. Age 57.

RICHARD C. VAUGHAN 2005 Common Shares: 6,541

[1]	Includes shares held individually or jointly with others, in the Directors’ Deferred Compensation Plan or in the name of a bank, broker or nominee for the individual’s account.

SECURITY OWNERSHIP BY MANAGEMENT

The following table indicates the beneficial ownership of the Company’s Common Stock as of February 20, 2007, by each of the directors (including all nominees for re-election) and (i) the chief executive officer, (ii) the two individuals who served as chief financial officer during 2006, (iii) the three most highly compensated executive officers (other than the CEO and CFO) who were serving as executive officers as of December 31, 2006 and (iv) the two individuals who would have been the most highly compensated executive officers but for the fact that they were not serving as executive officers as of December 31, 2006 (we refer to the officers in (i) – (iv) as the “Named Executive Officers”), and all directors and executive officers of the Company as a group, based upon information supplied by each of the directors and officers.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Nature of Beneficial Ownership	Shares that may be acquired within 60 days by Exercise of Options	Total	Percent of Common Stock[1]
Frank J. Biondi, Jr.	34,550		Direct	—	34,550
Nicholas M. Donofrio	22,184		Direct	—	22,184
Thomas P. Gibbons	142,193		Direct	815,000	957,193
Leslie V. Godridge[2]	23,117		Direct	493,334	516,451
Gerald L. Hassell	734,675	[3]	Direct	1,771,360	2,506,035
Richard J. Kogan	27,141		Direct	—	27,141
Michael J. Kowalski	16,957		Direct	—	16,957
John A. Luke, Jr.	26,741		Direct	—	26,741
John C. Malone	49,941		Direct	—	49,941
Donald R. Monks	451,428		Direct	1,340,000	1,791,428
Paul Myners	3,141		Direct	—	3,141
Catherine A. Rein	88,357		Direct	—	88,357
Thomas A. Renyi	819,635		Direct	3,474,860	4,294,495
William C. Richardson	23,395		Direct	—	23,395
Brian L. Roberts	24,889		Direct	—	24,889
Brian G. Rogan	422,177		Direct	1,073,666	1,495,843
Samuel C. Scott III	15,140		Direct	—	15,140
Richard C. Vaughan	6,541		Direct	—	6,541
Bruce W. Van Saun	234,239		Direct	1,080,000	1,314,239
Joseph M. Velli[4]	778,421	[5]	Direct	1,290,000	2,068,421
All directors and executive officers of the Company, as a group (a total of 23 persons, including those named above)	4,009,454			11,544,552	15,554,006	2.05%

[1]	All percentages are less than 1% of the Company’s outstanding shares of Common Stock except as indicated.

[2]	Separated from the Company on December 31, 2006.

[3]	Excludes 60,000 shares held by Mr. Hassell’s spouse as to which shares he disclaims beneficial ownership and includes 39,854 shares held by two family trusts.

[4]	Transferred to BNY ConvergEx on October 1, 2006.

[5]	Excludes 1,197 shares held by Mr. Velli’s spouse as to which shares he disclaims beneficial ownership.

2006 AUDIT COMMITTEE REPORT

The Audit and Examining Committee (the “Audit Committee”) of the Company’s Board of Directors is composed of five independent Directors and operates under a written charter (Exhibit B), which can be found at www.bankofny.com. One of the members of the Audit Committee serves on the audit committee of two other public companies. In accordance with the provisions of the Audit Committee Charter, the Board has determined that the director’s duties on the other boards and committees do not impair the director’s ability to serve effectively on the Audit Committee of the Company.

The Audit Committee is directly responsible for the selection, compensation, evaluation and independence of the Company’s independent registered public accounting firm (Ernst & Young LLP), as well as oversight of the independence and performance of the Company’s internal audit function. In addition, the Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

As stated in the Audit Committee’s Charter, “the function of the Committee is oversight.” Company management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as for maintaining internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young, the Company’s independent auditor, is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to oversee these processes, and in that context, has met with management, internal audit and the independent auditor. Committee members do not provide expert advice and are not providing professional opinions or assurance in the fields of accounting or auditing.

The Audit Committee has met and held discussions with the Company’s internal auditors and Ernst & Young, with and without management present, to discuss the scope of their audit plans, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed the audited consolidated financial statements in the Company’s Annual Report with management, and has discussed with management significant accounting policies, regulatory initiatives, financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles and any major issues regarding the adequacy of the Company’s internal controls, as well as the clarity of disclosures made in the financial statements. The Audit Committee also reviewed and discussed with management the disclosures and annual audited and quarterly condensed financial statements for the 2006 fiscal year, reported on the Company’s Forms 10-K and 10-Q (including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

In connection with the reports required by Section 404 of the Sarbanes-Oxley Act of 2002 on internal controls, the Audit Committee received a report from the Disclosure Committee of the Company and reviewed the process for the CEO and CFO quarterly certifications of the SEC filings. The Audit Committee also discussed management’s annual report on the Company’s internal controls over financial reporting and disclosures. Additionally, the Audit Committee discussed Ernst & Young’s attestation report with management, internal auditors, and Ernst & Young. The Audit Committee further discussed with Ernst & Young the effectiveness of internal control over financial reporting and any matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended.

In addition, the Audit Committee has received the written communications from Ernst & Young, the Company’s independent auditor, as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and has discussed with that firm its independence from the Company and its management.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has obtained assurance from Ernst & Young that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934. After evaluating Ernst & Young’s qualifications, performance and independence, the Audit Committee has appointed Ernst & Young as the Company’s independent public accountant for 2007, subject to shareholder ratification.

By:	The Audit and Examining Committee
February 21, 2007

Catherine A. Rein (Chair)
Michael J. Kowalski
William C. Richardson
Samuel C. Scott III
Richard C. Vaughan

Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees

The Company utilizes the services of Ernst & Young LLP for various audit, tax, and other non-audit services. The aggregate fees billed to the Company by Ernst & Young LLP for their audit of the Company’s annual financial statements and reviews of the interim financial statements in the Company’s Forms 10-K and 10-Q for the years ended December 31, 2006 and December 31, 2005 was $8.1 million and $6.0 million, respectively. The increase in the audit fees charged to the Company primarily relates to normal rate and scope increases.

The aggregate fees billed to the Company by Ernst & Young LLP for all services for the years ended December 31, 2006 and 2005 were as follows:

Fee Type	2006	2005
Audit Fees	$8,077,000	$5,968,000

Audit-Related Fees[1]	6,732,000	3,921,000
Tax Fees
Tax Compliance	1,018,000	935,000
Tax Consulting	181,000	1,595,000

Total Tax Fees	1,199,000	2,530,000

All Other Fees	325,000	567,000

Total for All Ernst & Young LLP Fees	$16,333,000	$12,986,000

[1]	For service organization reports (under SAS 70) and other regulatory reports.

The Audit Committee has established policies for the approval of audit and non-audit services for which the Company engages Ernst & Young LLP. When Ernst & Young’s proposed services are consistent with the SEC’s rules on auditor independence and other applicable laws, the Audit Committee considers whether Ernst & Young is best positioned to provide these services efficiently. Under the Audit Committee’s pre-approval policies and procedures, in particular, specifically detailed services of Ernst & Young are pre-approved by the Audit Committee each year and other engagements of Ernst & Young are approved by the Chair of the Audit Committee and reported to the Committee.

Other Services Provided by Ernst & Young LLP

Ernst & Young LLP also provided other services to associated entities of the Company that were charged directly to those entities. These amounts included $2.7 million for the audits of mutual funds and other funds advised by the Bank.

ROLE AND PROCEDURES OF THE COMPENSATION AND ORGANIZATION COMMITTEE

The Compensation and Organization Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s executive compensation program. The Compensation Committee consists entirely of independent directors. Its responsibilities are detailed in its Charter (Exhibit D), which can be found at www.bankofny.com. The scope and authority of the Compensation Committee include the duties to:

•

evaluate the Company’s financial performance and relative shareholder return in determining executive compensation, taking into consideration such factors as the economic environment and general market conditions;

•	prepare and submit an annual report on executive compensation for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations;

•	provide oversight of management’s decisions concerning performance and compensation of other senior executive officers;

•	at least annually,

1.	evaluate the performance of the Company’s Chief Executive Officer and President, and make recommendations to the independent directors for the approval of their compensation based on the evaluation;

2.	for the executive officers specifically named in this Proxy Statement (the “NEOs”) other than the Chief Executive Officer and the President, set their compensation and present it to the independent directors as a group, for their information; and

3.	for the members of the Company’s Executive Committee, approve the aggregate compensation and report it to the Board;

•	make recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;

•	evaluate succession plans at the senior executive officer level; and

•

annually, evaluate the performance of the Compensation Committee and report thereon to the Board of Directors, such evaluation to include a comparison of actual performance to duties of the Compensation Committee.

The Compensation Committee may not delegate these responsibilities to any other person, although the Compensation Committee may and does delegate to Mr. Renyi the responsibility for determining equity awards for certain employees who are not Section 16 officers, within designated limits. Executive officers, including the Bank’s Executive Vice President, Human Resources, and the Company’s Chief Executive Officer, provide information, analysis and recommendations for the Compensation Committee’s decision-making process in connection with the amount and form of executive compensation, except for the compensation of the Chief Executive Officer. The Company’s Vice Chairman and General Counsel provides legal advice to the Compensation Committee.

The Compensation Committee has also retained two outside compensation consultants to review and advise it on the Company’s executive compensation program. During 2005 and 2006, the Compensation Committee engaged Mercer Human Resource Consulting to perform a competitive review of the compensation of all NEOs and certain other senior executive officers. Mercer provided recommendations on target levels of compensation, the peer group used for compensation planning and possible changes to the executive compensation program. Mercer also provides human resources and actuarial consulting services to the Company. During 2006, the Compensation Committee also engaged Frederic W. Cook & Co. (which has no other business relationship with the Company) to provide independent compensation advice to the Compensation Committee.

In recent years, the Compensation Committee’s process has generally been as follows. During the first quarter, considering competitive market conditions and the senior management structure, the Compensation Committee sets overall target compensation levels for senior executive officers and determines the target breakdown of such compensation among the four applicable compensation components: salary, annual incentive, stock options and performance shares. The Compensation Committee also reviews each NEO’s performance against goals established in the prior year, where applicable, and approves annual incentive payouts and equity awards for their prior year’s service. In addition, the Compensation Committee reviews all compensation disclosures for the Company’s Proxy Statement for the Annual Meeting of Shareholders. Also in the first quarter, the Compensation Committee establishes performance goals and targets for the current plan year bonuses and new performance share unit grants, and approves grants of performance shares. In the middle of the year, the Compensation Committee conducts its annual self-evaluation, evaluates management succession plans and decides compensation on the scope of any executive compensation studies the Compensation Committee may require. During the fourth quarter, the Committee reviews the results of such executive compensation studies.

Compensation Committee Interlocks and Insider Participation

For the last completed fiscal year, the Compensation Committee members were Richard J. Kogan (Chair), Frank J. Biondi, Jr., John A. Luke, Jr., John C. Malone and Samuel C. Scott, III. No Compensation Committee member was an officer or employee, or a former officer or employee, of the Company or had any relationships required to be disclosed under Item 407(e)(4) of Securities and Exchange Commission Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

The Company’s executive compensation program is designed to:

•	reward performance;

•	motivate the executives to exceed the Company’s corporate and business unit financial and strategic goals and objectives;

•	align the interests of executives with those of shareholders in building long-term shareholder value;

•	attract and retain a talented executive team in a highly competitive marketplace; and

•	encourage collaboration.

2006 Compensation Program Changes

In 2005, the Compensation Committee redesigned certain aspects of the compensation program to strengthen the link between the compensation plans and the Company’s performance beginning with the 2006 performance year, effective in 2006. It adjusted the peer group used for compensation and financial performance comparisons; put greater emphasis on annual cash compensation; determined that stock options and performance share units would be the core long-term incentive compensation components for senior executives; and modified the performance share unit plan design. These changes, and their impact on executive compensation, are described in more detail below.

Benchmarking Process

To assess the competitive positioning of the Company’s executive compensation program, the Company compares the total direct compensation (base salary, annual and long term incentives) of the Company’s senior executives to the total direct compensation for comparable positions at peer companies. The peer group was reevaluated for 2006 as part of the Compensation Committee’s overall review of the compensation program. The peer group selection includes financial services companies with a business mix similar to that of the Company or of comparable size and complexity, with one or more comparable lines of business. The 2006 peer group consisted of: BB&T Corporation, The Bear Stearns Companies Inc., Fifth Third Bancorp, Lehman Brothers Holdings Inc., Mellon Financial Corporation, National City Corporation, Northern Trust Corporation, The PNC Financial Services Group, Inc., State Street Corporation, SunTrust Banks, Inc., U.S. Bancorp and Wachovia Corporation. These companies are also included in the S&P 500 Financials Index, which the Company uses for the five-year comparison of total shareholder return data included in the Company’s Annual Report on Form 10-K.

Elements of Compensation

The Company’s executive compensation program consists of base salary, annual incentives, and long-term incentives in the form of stock options and performance shares. While restricted stock awards are not part of the regular annual compensation program for NEOs, such awards may be used on occasion if circumstances warrant, in the judgment of the Compensation Committee. Additionally, the Company provides post-employment benefits (including a defined pension plan), perquisites and change-in-control termination benefits.

Approximately 90% of the total target compensation package (base salary, annual incentives, and long-term incentives) for senior executives is performance-based and potentially at-risk. Of the at-risk compensation, approximately 40% represents target annual cash incentives. The remaining 60% represents target long-term incentive opportunities, the value of which is tied to the price of the Company’s stock.

Base Salary

The Company uses base salary to compensate executive officers for their position and level of responsibility. Base salaries for NEOs are generally reviewed every two to three years. Salary increases are based on level of responsibility of the particular position, individual performance, competitive data, and overall company performance. For the salaries of the Chief Executive Officer and the President, the Compensation Committee evaluates performance and makes recommendations to the independent directors for their approval based on the evaluation. For the other NEOs, the Compensation Committee approves salary increases on the recommendation of the Company’s Chief Executive Officer. No NEO received a salary increase in 2006 or 2007.

Annual Incentives

The Company’s executive officers have the opportunity to earn annual cash incentive awards based on the achievement of key financial and strategic goals under the Company’s Management Incentive Compensation Plan (“MICP”). Actual incentives paid generally range from 0% to 150% of the target opportunity, depending on performance.

In 2006, the Compensation Committee approved the annual incentive opportunities for each of the NEOs. Target annual incentive levels were determined on the basis of the Company’s desired mix of short- versus long-term incentives to achieve a competitive level of total compensation.

The following table displays Threshold, Target and Maximum annual incentives that may be paid pursuant to performance goals established for 2006.

	Threshold	Target	Maximum
T. Renyi	$937,500	$5,000,000	$7,500,000
T. Gibbons	160,000	1,600,000	2,400,000
B. Van Saun	468,750	2,500,000	3,750,000
G. Hassell	656,250	3,500,000	5,250,000
D. Monks	234,375	1,875,000	2,812,500
B. Rogan	86,875	1,390,000	2,085,000

Individual MICP opportunities are based on a combination of corporate, business unit, and strategic goals. For executive officers with mainly corporate responsibilities, the majority of the MICP opportunity is tied to corporate results; for executive officers with mainly business unit responsibility, the majority of the MICP opportunity is tied to business unit and strategic results. All executive officers have some portion of their annual incentive tied to corporate performance to reinforce the Company’s emphasis on collaboration. In the foregoing table, the “Threshold” amount represents the amount payable if the Company meets but does not exceed its threshold corporate net income goal. The amount that is payable for the corporate net income goal can be paid without regard to the achievement of business unit or strategic goals. For 2006, target opportunities for the Company’s NEOs were allocated as follows:

	Corporate Adjusted Net Income Goal	Business Unit Goal	Strategic Goals
T. Renyi	75%	—	25%
T. Gibbons	40%	10%	50%
B. Van Saun	75%	—	25%
G. Hassell	75%	—	25%
D. Monks	50%	30%	20%
B. Rogan	25%	50%	25%

The Compensation Committee used the following corporate, business unit and strategic measures for 2006:

•	Corporate Adjusted Net Income Goal:

•	Maximum (required to be met for payout of “maximum” MICP awards) — Adjusted Net Income of $1.797 billion, corresponding to EPS growth of 14.8% over 2005.

•	Target (required to be met for the payout of “target” MICP awards) — Adjusted Net Income of $1.724 billion, corresponding to EPS growth of 10.3% over 2005.

•	Threshold (required to be met for payout of “threshold” MICP awards) — Adjusted Net Income of $1.612 billion, corresponding to EPS growth of 3.0% over 2005.

•

Adjusted Net Income is defined as reported net income excluding the after-tax effects of extraordinary items, discontinued operations, the cumulative effect of accounting changes, and special items that are material, infrequent, unbudgeted and disclosed in the financial statements or Management Discussion and Analysis section of the annual report, plus the after-tax effect of any acquisition where the impact to net income prior to consideration of the acquisition is dilutive.

•	Business Unit Goal — The Chief Executive Officer’s assessment of the NEO’s overall performance, principally based on the pre-tax contribution of his business unit relative to budget.

•

Strategic Goals — Subjective assessment by the Chief Executive Officer (or, in the case of the Chief Executive Officer and the President, by the Compensation Committee) of results in areas such as strategy development, compliance, audit, risk management, succession planning, corporate responsibility, business continuity, and management development.

Each of the components of performance is measured separately. The CEO recommends the measures and weightings for each NEO. After taking into account the CEO’s recommendations, the Compensation Committee approves them. The Compensation Committee believes these measures focus executives’ attention on increasing profitability.

To preserve tax deductibility for the 2006 MICP awards under Section 162(m) of the Internal Revenue Code, the maximum annual incentive awards for the NEOs are calculated at levels corresponding to the achievement of adjusted net income objectives that are lower than those set forth above under “Corporate Adjusted Net Income Goal”. Once potential awards are calculated, the Compensation Committee uses negative discretion to determine actual awards, if any, based on the goals described above. This means that amounts are actually paid in accordance with the higher Threshold, Target or Maximum net income targets and other applicable performance measures mentioned above.

Mr. Renyi’s 2006 cash incentive was $6,276,000 consisting of a corporate performance component of $4,684,000 based on adjusted net income results* of $1,749.9 million, versus a target of $1,724 million; and a strategic component of $1,592,000.

Mr. Gibbons’s 2006 cash incentive was $1,965,000 consisting of a corporate performance component of $799,000 based on adjusted net income results* of $1,749.9 million, versus a target of $1,724 million; a business unit component of $160,000 based on his business unit’s results at budget; and a strategic component of $1,006,000.

Mr. Van Saun’s 2006 cash incentive was $3,373,000 consisting of a corporate performance component of $2,342,000 based on adjusted net income results* of $1,749.9 million, versus a target of $1,724 million; and a strategic component of $1,031,000.

Mr. Hassell’s 2006 cash incentive was $4,354,000 consisting of a corporate performance component of $3,279,000 based on adjusted net income results* of $1,749.9 million, versus a target of $1,724 million; and a strategic component of $1,075,000.

Mr. Monks’s 2006 cash incentive was $2,189,000 consisting of a corporate performance component of $1,171,000 based on adjusted net income results* of $1,749.9 million, versus a target of $1,724 million; a business unit component of $675,000 based on his business units’ better-than-budget results; and a strategic component of $343,000.

Mr. Rogan’s 2006 cash incentive was $2,084,000 consisting of a corporate performance component of $434,000 based on adjusted net income results* of $1,749.9 million versus a target of $1,724 million; a business unit component of $1,200,000 based on his business units’ better-than-budget results; and a strategic component of $450,000.

Long-Term Incentives

The Company’s long-term incentives are designed to align executive officer equity-based rewards with the Company’s financial performance and increases in the Company’s stock price over a multiple-year period. To achieve this objective, the Company provides NEOs long-term incentive award opportunities in the form of stock options and performance share units. In 2006, the Company expanded participation in the performance share unit program to include the 15 most senior executives. The combination of these two vehicles is comparable to peer company practice, and ensures that financial rewards under these programs are 100% at risk. Historically, the Company granted either stock options and performance share units or stock options and restricted stock to senior executive officers.

*	In each case, “adjusted net income results” means the Company’s 2006 net income adjusted as explained under Adjusted Net Income, above.

Under the current program, the NEOs normally have 50% of their target award opportunity in stock options and 50% in performance share units. Nevertheless, in view of the planned merger with Mellon Financial Corporation, for 2007 grants the Compensation Committee will consider the use of restricted shares and stock options in lieu of performance share units. The Committee establishes target award opportunities on the basis of competitive benchmarking. Target long-term incentive levels are intended to achieve the Company’s desired mix of short versus long-term incentives and a competitive level of total compensation. Actual awards are a function of individual performance. The target long-term incentive award opportunities that the Compensation Committee approved for the NEOs in the first quarter of 2006 (for option grants to be made in 2007) were as follows:

	Target Value of Performance Share Units	Target Value of Stock Options	Total Target Value of Long-Term Components
T. Renyi	$4,000,000	$4,000,000	$8,000,000
T. Gibbons	1,137,500	1,137,500	2,275,000
B. Van Saun	1,950,000	1,950,000	3,900,000
G. Hassell	2,500,000	2,500,000	5,000,000
D. Monks	1,600,000	1,600,000	3,200,000
B. Rogan	1,050,000	1,050,000	2,100,000

Performance Share Units

The Compensation Committee normally uses performance share units to reward financial performance. Additionally, since the performance share units are settled in stock, they also reward stock price appreciation. In 2006, the Company modified the design of its program to increase the focus on sustained long-term profitability. Prior to 2006, performance share units granted at the beginning of a three-year period were earned annually based on annual performance goals. Under the new design, performance shares would be earned through achievement of cumulative three-year corporate goals. To determine the target number of units each NEO would receive, the Company would divide the target value by the price of the Company stock.

For the transition to the new program design, the Company determined that 50% of the units granted in 2006 would be earned on the basis of cumulative two-year performance goals (2006-2007) and 50% would be earned on the basis of cumulative three-year performance goals (2006-2008) related to the following measures:

—	Return on Equity (ROE) — 75% of the units would be earned on the basis of two- and three-year average ROE performance.

—	For the two-year performance period (2006–2007), the target ROE goal is 16.97%.

—	For the three-year performance period (2006–2008), the target ROE goal is 17.07%.

—	Diluted Earnings per Share (EPS) — 25% of the units would be earned on the basis of two- and three-year annual compound EPS growth.

—	For each of the two-year performance period (2006–2007) and the three-year performance goal (2006-2008), the target EPS goal is 10% compound annual growth from a 2005 base EPS of $2.03 per share.

—	Relative Total Shareholder Return (TSR) Modifier — The number of units earned on the basis of ROE and EPS would be adjusted to reflect the Company’s two- and three-year TSR performance relative to that of the S&P 500 Financials Index as shown in the table below on page 21. The S&P 500 Financials Index includes many of the companies in the Company’s peer group. The TSR modifier allows the Compensation Committee to balance rewards based on both financial performance and return to shareholders.

The TSR modifier operates as follows:

2 and 3 Year Relative TSR Ranking vs. S&P 500 Financials Index	Total Shares Earned are Modified
96th – 100th%ile	+50%
86th – 95th%ile	+35%
76th – 85th%ile	+20%
Below 60th%ile	Committee Negative Discretion

If TSR is negative, shares earned will not be increased, regardless of TSR performance relative to the Index.

Actual payouts are capped at 200% of target. Performance share units are paid in shares of Company stock. The Company does not pay dividends or dividend equivalents on performance share units for periods prior to when performance shares’ are earned.

Stock Options

The Company grants stock options in amounts determined by taking into account competitive benchmarking and individual performance. Options are granted on a “look back” basis, meaning that grants approved in February 2007 are part of compensation for 2006 performance. Stock options vest pro rata over the three-year period following the grant date and have a 10-year maximum term. To determine the number of options to award each NEO, the Compensation Committee decides whether the value should be equal to or greater or less than the target value, taking into account individual performance. The resulting dollar value is then divided by one-third of the average closing price of its common stock between January 1, 2007 and February 15, 2007 to determine the number of options to be granted. Each stock option has an exercise price equal to the closing price of the Company’s stock on the date of the grant.

The value of the stock option awards that the Compensation Committee approved on February 20, 2007 varied from the “target values” reported in the table above on page 20 to reflect the Compensation Committee’s assessment of individual performance, and were as follows:

Annual Stock Option Grants
	Number of Shares	Estimated Value†
T. Renyi	324,006	$4,400,000
T. Gibbons	83,763	1,137,500
B. Van Saun	202,504	2,750,000
G. Hassell	202,504	2,750,000
D. Monks	117,820	1,600,000
B. Rogan	84,683	1,150,000

†

“Estimated value” means $13.58 (an estimate of the value of each share of the Company’s common stock, for employee compensation purposes, divided by three) multiplied by the number of shares on which the option is granted.

Pursuant to a policy approved by the Compensation Committee in 2006, these options will be granted on March 13, 2007, the previously established date of the Company’s March Board meeting, and will have an exercise price equal to the closing price of the Company’s shares on the New York Stock Exchange that day. Under the policy, all regular annual equity awards will be granted and priced on the date of the March Board meeting; new hire and other awards will be granted on the first business day of the month following the month in which the employees are hired or the awards approved. In no instance has the Company taken into account material non-public information in making such awards.

Special Option Grants

Additionally, on January 9, 2007, the Board approved stock option grants of 700,000 shares of the Company’s common stock for Mr. Renyi and of 500,000 shares of the Company’s common stock for Mr. Hassell. Each stock option grant will be made immediately before and is conditioned on the closing of the Company’s expected merger with Mellon Financial Corporation. Using an option value equal to one-third of the average closing price of the Company’s common stock from January 1 through February 15, 2007, such awards had values of $9,506,000 and $6,790,000, respectively. The option grants are in recognition of the key roles Messrs. Renyi and Hassell played in initiating, facilitating and structuring the merger and are expected to play in the integration. They will have an exercise price equal to the last closing price of the Company’s common stock on the New York Stock Exchange before the effective time of the merger and will expire 10 years thereafter. In Mr. Renyi’s case, they will vest 18 months after the closing or, in some circumstances, sooner as described in his option award agreement. In Mr. Hassell’s case, one-third of the options will vest on the first anniversary of the closing and the remainder will vest in pro rata monthly installments over the following two years or, in some circumstances, sooner as described in his option award agreement. In the case of both executives, unvested option shares will be forfeited upon involuntary termination of employment for cause or voluntary termination without the consent of the Board.

Restricted Stock Units

Generally, restricted stock units are awarded to senior executive officers and certain other officers below the 13 most senior executive officers. Prior to 2006, Messrs. Gibbons and Rogan received annual grants of restricted stock units as part of their long-term incentives. Such grants were made in March of the year following the performance year to which they related. Therefore, for example, each received a restricted stock grant in 2006 as part of his 2005 compensation. In 2006, Messrs. Gibbons and Rogan became participants in the performance share unit program. From time to time, NEOs may receive restricted stock unit grants in certain circumstances.

Elements of Compensation for 2006 — Non-Accounting Values

The following table summarizes the elements of compensation previously described for continuing NEOs. The equity award values reported here do not correspond with the accounting expenses that the Company recognized for fiscal year 2006, which are reported in the prescribed Summary Compensation Table, below on page 27. The following information is intended to summarize the preceding explanations of compensation for 2006 in tabular format and to give a more complete picture of executive compensation decisions made for the continuing NEOs’ 2006 performance. It includes information relating to performance shares granted in March 2006, at their target values. In the normal course, the actual values of such performance shares would not be determined until 2008 and 2009. In view of the planned merger with Mellon Financial Corporation and the resulting inapplicability of the pre-determined performance measures for the performance share units granted in March 2006, the Committee is considering changing the measurement period and making certain other adjustments applicable to the 2006 performance share units.

	Dollars in Thousands
Name and Position	Salary	Bonus	Performance Shares at Target	Estimated Stock Option Value[1]	Total	Special Stock Option Grant
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Thomas A. Renyi Chairman and CEO	$1,000.0	$6,276.0	$4,000.0	$4,400.0	$15,676.0	$9,506.0
Thomas P. Gibbons Chief Financial Officer[2]	625.0	1,965.0	1,137.5	1,137.5	4,865.0	—
Bruce W. Van Saun Vice Chairman and Chief Financial Officer[2]	650.0	3,373.0	1,950.0	2,750.0	8,723.0	—
Gerald L. Hassell President	800.0	4,354.0	2,500.0	2,750.0	10,404.0	6,790.0
Donald R. Monks Vice Chairman	600.0	2,189.0	1,600.0	1,600.0	5,989.0	—
Brian G. Rogan Senior Executive Vice President	510.0	2,084.0	1,050.0	1,150.0	4,794.0	—

[1]

“Estimated value” means $13.58 (an estimate of the value of each share of the Company’s common stock, for employee compensation purposes, divided by three) multiplied by the number of shares on which the option is granted.

[2]	Mr. Gibbons became the Chief Financial Officer on September 1, 2006. Prior to that he was the Chief Risk Officer. Mr. Van Saun was the Chief Financial Officer until September 1, 2006.

Defined Benefit Pension Plan

The Company’s executive officers participate in its qualified and non-qualified pension plans, which are described in detail under “Retirement Plans.” The Company believes these programs support its ability to attract and retain superior executive talent.

In 2006, the Company modified its Supplemental Executive Retirement Plan in line with market practice. The plan was changed in conjunction with the changes made to the qualified pension plan. The benefit formula changed to 1% of the participant’s bonus capped at 100% of base salary. In addition, the December 31, 2005 accrued benefit is indexed at 1% based on the growth of final average salary.

Perquisites and Executive Benefits

As an element of its competitive compensation program, the Company provides the following perquisites and executive benefits:

Car and Driver — To provide personal security and allow for more effective use of travel time, NEOs are provided a car and driver. A car and driver may be provided for personal use from time to time.

Home Security System — To enhance personal security, Mr. Renyi receives reimbursement for monthly monitoring of his home security system.

Executive Disability Plan — The Company pays premiums for additional long-term disability coverage in addition to the 60% of base salary (up to $220,000 in 2006) provided under the Company’s basic disability plan. The Executive Disability Plan provides additional coverage of 60% of base salary (above $220,000 in 2006) plus bonus.

Executive Bonus Life Insurance Plan — The Company provides a bonus that the executives can use to pay the premium for universal life insurance coverage. The policies are owned by the executives.

Change in Control Arrangements

Historically, the Company has not had employment agreements nor provided other severance protection to its executive officers outside of the context of a change in control of the Company.

On July 11, 2000, the Company entered into amended Severance Agreements for certain of its executive officers, including the NEOs. These agreements entitle the executive to receive certain payments and benefits if his or her employment is terminated by the Company without “cause” or by the executive for “good reason” within 2 years of a “Change in Control” of the Company (in each case, as defined in the agreement). In addition, the Company’s long-term incentive plans provide for the accelerated vesting of stock options and restricted stock, and a cash payment with respect to the performance share units, upon a Change in Control.

The Company believes that these arrangements support its ability to attract and retain superior executive talent and, if a Change in Control were to occur, would help to:

•	retain the management team through a period of uncertainty;

•	enhance the value of the entity to the buyer by keeping the management team intact;

•	preserve the neutrality of the management team in negotiating and executing the transaction; and

•	keep the members of the management team focused on the business and best interests of shareholders, rather than on their own job security.

The Compensation Committee periodically evaluates the change of control arrangements in light of emerging trends and best practices.

New Arrangements in Connection with the Merger with Mellon

Although the contemplated merger with Mellon will not be a “Change in Control” of the Company under the arrangements described above, the merger agreement has authorized the Company to create severance and other compensation and benefit arrangements for certain of the Company’s executive officers.

On January 9, 2007, the Board approved a service agreement for Mr. Renyi to serve as Executive Chairman of the new company for 18 months following the closing of the merger. Under the service agreement, Mr. Renyi would continue to receive his current compensation and benefits until his retirement. Upon his retirement, either after 18 months, or earlier with the consent of the Board of Directors of the new company, he would be entitled, until age 80, to an office with secretarial support and the use of a car and driver. If the merger is not completed by December 31, 2007, the service agreement would be terminated.

Additionally, the Company expects to enter into transition agreements with 10 senior executives, including Messrs. Hassell, Van Saun, Gibbons, Monks, and Rogan, to provide severance protection to them during the critical three-year period following the closing of the merger. These transition agreements would become effective (and would be assumed by the new company) upon the completion of the merger. For further explanation, see Potential Payments upon Termination or Change in Control – New Arrangements in Connection with Mellon Merger, below.

The Company will also recommend to the new company’s board of directors that it establish a special team equity award program for certain of the executives who become members of its executive management team upon closing. Individuals would be granted special team bonus awards in the form of restricted share units that would vest and become payable on the third anniversary of the completion of the merger, subject to any accelerated vesting or forfeiture provisions contained in the program. Messrs. Renyi and Hassel are not eligible for awards under the special team equity award program.

Stock Ownership Guidelines

In 2005, the Compensation Committee established stock ownership guidelines for the Company’s senior executive officers to align the interests of the Company’s executives with the interests of its shareholders. The guidelines for the Company’s NEOs are as follows:

Executive	Ownership Guideline (Multiple of Salary)
T. Renyi	15x
T. Gibbons	5x
B. Van Saun	10x
G. Hassell	15x
D. Monks	10x
B. Rogan	5x

As of December 31, 2006, all of the Company’s NEOs met these guidelines. For purposes of determining an executive’s ownership stake, the Company includes shares owned outright, unvested restricted shares and shares held in the Company’s employee stock purchase and retirement plans.

Deductibility

Where practical, the Company’s compensation programs are designed so that all compensation paid to the Company’s NEOs will qualify for an income tax deduction. The Compensation Committee believes, however, that shareholders’ interests may be best served by offering compensation that is not fully deductible where appropriate to attract, retain, and motivate talented executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. On the basis of such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this Proxy Statement.

By:	The Compensation and Organization Committee
February 20, 2007

Richard J. Kogan (Chair)
Frank J. Biondi, Jr.
John A. Luke, Jr.
John C. Malone
Samuel C. Scott III

SUMMARY COMPENSATION TABLE

The following table, in the format prescribed by the Securities and Exchange Commission, presents stock and option awards on the basis of the accounting expense recognized by the Company during 2006. For a presentation of the values that the Company’s Compensation and Organization Committee considered in making 2006 compensation decisions, see “Elements of Compensation for 2006 — Non-Accounting Values,” above on page 23.

	Dollars in Thousands
Name and Position	Salary	Bonus	Stock Awards[1]		Option Awards[1],[2]		Non-Equity Incentive Plan Compensation	Change in Pension Value[3]	All Other Compen- sation[10]	Total
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)
Thomas A. Renyi Chairman and CEO	$1,000.0	$1,592.0	$3,869.1		$2,253.0	[4]	$4,684.0	$—	$236.0	$13,634.1
Thomas P. Gibbons Chief Financial Officer[5]	625.0	1,166.0	1,889.1		823.4		799.0	8.5	113.5	5,424.5
Bruce W. Van Saun Vice Chairman and Chief Financial Officer[5]	650.0	1,031.0	2,120.6		885.0		2,342.0	45.1	198.4	7,272.1
Gerald L. Hassell President	800.0	1,075.0	2,754.4		766.6		3,279.0	881.0	236.7	9,792.7
Donald R. Monks Vice Chairman	600.0	1,018.0	2,247.7		980.7		1,171.0	50.4	163.0	6,230.8
Brian G. Rogan Senior Executive Vice President	510.0	1,650.0	1,974.5		788.0		434.0	—	159.8	5,516.3
Joseph M. Velli Senior Executive Vice President[6]	480.8	—	(2,005.9)[7]		2,264.8	[7]	—	—	9,595.9	10,335.6
Leslie V. Godridge Senior Executive Vice President[8]	525.0	1,175.0	3,225.8	[9]	2,028.5	[9]	—	6.6	934.2	7,895.1

[1]

Represents the 2006 FAS 123R accounting expense of equity awards. Does not represent value of awards made for performance during 2006. The Company pays dividend equivalents on outstanding unvested restricted share grants.

[2]	See Company’s Annual Report on Form 10-K for 2006, note 12 to Company’s Consolidated Financial Statements, for assumptions underlying options valuation.

[3]	Assumptions used are the same as those the Company uses for financial reporting purposes. The actuarial present value of pension benefits for Messrs. Renyi, Velli and Rogan decreased in 2006.

[4]	Includes $1,027,969 recognized by the Company under FAS 123R as a result of Mr. Renyi’s attaining retirement age during 2006.

[5]	Mr. Gibbons became the Chief Financial Officer on September 1, 2006. Before that, he was the Chief Risk Officer, a title he continues to hold, and Mr. Van Saun was the Chief Financial Officer.

[6]	Mr. Velli separated from the Company on October 1, 2006.

[7]

Includes -$4,280,643 in the case of column (d) (Stock Awards) and $1,284,125 in the case of column (e) (Option Awards) recognized by the Company under FAS 123R as a result of Mr. Velli’s separation from the Company in 2006.

[8]	Ms. Godridge separated from the Company on December 31, 2006.

[9]

Includes $1,750,371 in the case of column (e)(Stock Awards) and $1,230,764 in the case of column (f) (Option Awards) recognized by the Company under FAS 123R as a result of Ms. Godridge’s separation from the Company in 2006.

[10]	All Other Compensation ($ in thousands):

	Renyi	Gibbons	Van Saun	Hassell	Monks	Rogan	Velli	Godridge
Annual Company contributions on behalf of the named employees under the Company’s Employee Savings & Investment Plan and Excess Contribution Plan	$29.9	$22.4	$22.9	$25.9	$21.9	$20.1	$ 6.9	$20.4
Annual allocations under the Company’s Employee Stock Ownership Plan	5.0	3.1	3.0	4.0	—	2.6	3.1	2.6
Taxable payments made to the executives to cover premiums for universal life insurance policies owned by the executives	45.5	10.1	6.8	14.7	14.4	7.4	12.2	—
Annual premiums paid by the Company for executive long-term disability insurance	4.4	3.3	2.5	3.2	4.0	2.7	1.5	2.2
Value of car and driver and home security systems	151.2	74.6	163.2	188.9	122.7	127.0	148.2	134.0
Special cash payment made in connection with separation	—	—	—	—	—	—	9,424.0	775.0
Total of All Other Compensation	$236.0	$113.5	$198.4	$236.7	$163.0	$159.8	$9,595.9	$934.2

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]				All Other Stock Awards: Number of Shares of Stock or Units[3]	All Other Option Awards: Number of Securities Underlying Options[4]	Exercise or Base Price of Option Awards	Value of All Other Awards: Stock or Units or Options[5,6]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)	(k)	(l)
Thomas A. Renyi		$937,500	$5,000,000	$7,500,000
	3/31/2006				24,360	121,800		243,600				$4,389,672
	3/14/2006									187,500	$34.99	1,370,625
Thomas P. Gibbons		160,000	1,600,000	2,400,000
	3/31/2006				6,920	34,600		69,200				1,246,984
	3/23/2006								57,000			1,992,150
	3/14/2006									135,000	34.99	986,850
Bruce W. Van Saun		468,750	2,500,000	3,750,000
	3/31/2006				11,880	59,400		118,800				2,140,776
	3/14/2006									150,000	34.99	1,096,500
Gerald L. Hassell		656,250	3,500,000	5,250,000
	3/31/2006				15,220	76,100		152,200				2,742,644
	3/14/2006									165,000	34.99	1,206,150
Donald R. Monks		234,375	1,875,000	2,812,500
	3/31/2006				9,740	48,700		97,400				1,755,148
	3/14/2006									150,000	34.99	1,096,500
Brian G. Rogan		86,875	1,390,000	2,085,000
	3/31/2006				6,400	32,000		64,000				1,153,280
	3/23/2006								55,000			1,922,500
	3/14/2006									135,000	34.99	968,850
Joseph M. Velli[7]	3/31/2006				10,060	50,300		100,600				1,812,812
	3/14/2006									150,000	34.99	1,096,500
Leslie V.	3/31/2006				5,480	27,400	[9]	54,800				987,496
Godridge[8]	3/14/2006									115,000	34.99	840,650
	3/23/2006								40,000			1,398,000
	10/9/2006									44,600	35.66	331,824

[1]	Represents threshold, target and maximum amounts that can be paid for performance during 2006 under the Company’s Management Incentive Compensation Plan.

[2]	Represents threshold, target and maximum number of share units that can be earned under the Company’s Long-Term Incentive Plan.

[3]	Represents restricted stock unit grants made in 2006 for performance during 2005.

[4]	Represents stock option grants made in 2006 for performance during 2005.

[5]	The value of restricted stock unit grants was based on the closing price of the Company’s common stock on the date of the grant.
[6]

The value of stock option grants was based on the FAS123R fair value of the stock option at the date of the grant. See Company’s Annual Report on Form 10-K for 2006, note 12 to Company’s Consolidated Financial Statements, for assumptions underlying option valuation.

[7]	Mr. Velli separated from the Company on October 1, 2006. See discussion of Mr. Velli’s separation below.

[8]	Ms. Godridge separated from the Company on December 31, 2006. See discussion of Ms. Godridge’s separation below.

[9]	11,417 of these shares vested on January 9, 2007 in connection with Ms. Godridge’s separation. The remainder of these shares were forfeited.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[20]
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Thomas A. Renyi	500,000			N/A	$27.4688	1/13/08	270,300	[8]	$10,641,711	121,800	[9]	$4,795,266
	500,000				35.5625	1/12/09
	500,000				39.3125	2/8/10
	400,000				54.0200	2/13/11
	650,000				41.8500	3/12/12
	650,000				23.1300	2/11/13
	226,666	113,334	[1]		33.0900	3/4/14
		187,500	[3]		34.9900	3/14/16
Thomas P. Gibbons	60,000			N/A	27.4688	1/13/08	42,000	[10]	1,653,540	34,600	[9]	1,362,202
	75,000				35.5625	1/12/09	45,000	[11]	1,771,650
	85,000				39.3125	2/8/10	50,000	[12]	1,968,500
	85,000				54.0200	2/13/11	57,000	[13]	2,244,090
	100,000				41.8500	3/12/12
	150,000				23.1300	2/11/13
	83,333	41,667	[1]		33.0900	3/4/14
	45,000	90,000	[2]		30.3900	3/9/15
		135,000	[3]		34.9900	3/14/16
Bruce W. Van Saun	100,000			N/A	35.5625	1/12/09	165,060	[14]	6,498,412	59,400	[9]	2,338,578
	150,000				39.3125	2/8/10
	125,000				54.0200	2/13/11
	210,000				41.8500	3/12/12
	225,000				23.1300	2/11/13
	93,333	46,667	[1]		33.0900	3/4/14
	40,000	80,000	[2]		30.3900	3/9/15
		150,000	[3]		34.9900	3/14/16
Gerald L. Hassell	116,360			N/A	27.4688	1/13/08	216,240	[15]	8,513,369	76,100	[9]	2,996,057
	175,000				35.5625	1/12/09
	250,000				39.3125	2/8/10
	250,000				54.0200	2/13/11
	375,000				41.8500	3/12/12
	375,000				23.1300	2/11/13
	116,666	58,334	[1]		33.0900	3/4/14
		165,000	[3]		34.9900	3/14/16

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[20]
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Donald R. Monks	80,000			N/A	$27.4688	1/13/08	25,000	[16]	$984,250	48,700	[9]	$1,917,319
	100,000				35.5625	1/12/09	144,750	[17]	5,698,808
	150,000				39.3125	2/8/10
	135,000				54.0200	2/13/11
	250,000				41.8500	3/12/12
	325,000				23.1300	2/11/13
	100,000	50,000	[1]		33.0900	3/4/14
	50,000	100,000	[2]		30.3900	3/9/15
		150,000	[3]		34.9900	3/14/16
Brian G. Rogan	100,000			N/A	27.4688	1/13/08	50,000	[10]	1,968,500	32,000	[9]	1,259,840
	100,000				35.5625	1/12/09	50,000	[11]	1,968,500
	125,000				39.3125	2/8/10	54,000	[12]	2,125,980
	125,000				54.0200	2/13/11	55,000	[13]	2,165,350
	160,000				41.8500	3/12/12
	225,000				23.1300	2/11/13
	76,666	38,334	[1]		33.0900	3/4/14
	39,333	78,667	[2]		30.3900	3/9/15
		135,000	[3]		34.9900	3/14/16
Joseph M. Velli	135,000			N/A	39.3125	9/30/09
	120,000				54.0200	9/30/09
	260,000				41.8500	9/30/09
	325,000				23.1300	9/30/09
	150,000				33.0900	9/30/09
	150,000				30.3900	9/30/09
		150,000	[4]		34.9900	3/14/16
Leslie V. Godridge	2,811			N/A	35.5625	3/31/07	150,000	[18]	5,905,500	27,400	[19]	1,078,738
	75,000				39.3125	12/31/09
	80,000				54.0200	12/31/09
	110,000				41.8500	12/31/09
		36,667	[1]		33.0900	12/31/09
		76,667	[5]		30.3900	12/31/09
		115,000	[6]		34.9900	12/31/09
		44,600	[7]		35.6600	10/9/16

[1]       Will vest on 3/4/2007.

[2]       One-half will vest on 3/9/2007 and one-half will vest on 3/9/2008.

[3]       One-third will vest on 3/14/2007, one-third on 3/14/2008 and one-third on 3/14/2009.

[4]       Will vest 3/14/2007.

[5] One-half will vest on each of 3/9/2007 and 3/31/2007.

[6] 38,333 will vest 3/14/2007, 76,667 will vest 3/31/2007.

[7] Will vest on 10/9/2007.

[8]       145,500 will vest 1st qtr 2007, 124,800 in 1st qtr 2008.

[9]       Half will vest 1st qtr 2008 and half in 1st qtr 2009.

[10]     Will vest 2/28/2007.

[11]     Will vest 3/31/2008.

[12] Will vest 3/23/2009.

[13]     Will vest 3/23/2010.

[14]     87,300 will vest 1st qtr 2007, 77,760 in 1st qtr 2008.

[15]     116,400 will vest 1st qtr 2007, 99,840 in 1st qtr 2008.

[16]     Will vest 3/31/2007.

[17]     72,750 will vest 1st qtr 2007, 72,000 in 1st qtr 2008.

[18]     Vested 1/9/2007.

[19]     15,983 cancelled 1/9/2007, 11,417 vested and 15,983

         were forfeited on 1/9/2007.

[20]     Based on the closing price of the Company’s common

         stock on December 29, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Renyi	400,000	$6,806,665	140,000	$4,611,600
Gibbons	54,204	942,965	32,000	1,097,600
Van Saun	53,640	842,080	57,000	1,877,580
Hassell	117,844	2,107,639	78,000	2,569,320
Monks	80,000	1,314,463	32,000	1,054,080
Rogan	100,000	1,561,510	47,500	1,629,250
Velli	304,204	3,805,354	37,000	1,218,780
Godridge	393,059	4,432,277	25,000	857,500

Potential Payments Upon Termination or Change in Control

Severance Agreements. As of July 11, 2000, the Company has maintained Severance Agreements for certain of its executive officers, including each NEO. The Severance Agreements entitle the executive to benefits if his employment is terminated by the Company without “cause” (as defined in the Severance Agreement) or by the executive for “good reason” (as defined in the Severance Agreement) within 2 years of a “Change in Control” of the Company.

Under either circumstance, the executive will receive (i) a pro-rata portion of his annual bonus, based on the prior year’s bonus (or if greater, the current year’s expected bonus), (ii) severance pay in an amount equal to a severance factor, which is 3 for Messrs. Renyi, Hassell and Van Saun and 2 for Messrs. Gibbons, Monks and Rogan, multiplied by the sum of the executive’s annual salary and highest annual bonus earned in the last 3 completed fiscal years (the “Bonus Amount”) and (iii) an amount designed to equal the lump sum actuarial equivalent of the additional benefit which the executive would have received under the Company’s Retirement, Excess Benefit and Supplemental Executive Retirement Plans had his employment continued a number of years equal to the severance factor (earning the same salary and the Bonus Amount per year). For a number of years equal to the severance factor or, if earlier, until the executive receives comparable welfare benefits from a new employer or attains age 65, the Company will also permit the executive and his dependants to participate in all medical and other welfare benefit plans in which the executive was entitled to participate immediately before termination (so long such participation is possible under the plans and the executive continues to pay the Company an amount equal to his regular participation under the plan). If the executive does not attain age 65 or receive comparable welfare benefits from a new employer before the end of the benefit continuation period, the Company will arrange to have such welfare benefits converted to individual policies or programs under the same terms as other employees of the Company may apply for such conversions.

Should the executive officer be subject to the excise tax on “excess parachute payments” as a result of payments under the Severance Agreements and payments under other plans due to a Change in Control, unless reducing the aggregate amount of those payments by 10% would avoid imposition of the excise tax (in which case the payments will be so reduced), an additional payment will be made to restore the after-tax severance payment to the same amount that the executive officer would have retained had the excise tax not been imposed.

The Severance Agreements automatically renew each January 1st for consecutive one-year periods unless terminated by either party on 90 days prior notice. However, notwithstanding any such notice, the Severance Agreements will continue in effect for 2 years after a Change in Control that occurs before it is terminated.

The Company maintained comparable severance agreements for Joseph M. Velli and Leslie V. Godridge, effective as of July 11, 2000. Mr. Velli’s severance agreement was terminated effective as of June 30, 2006 and

Ms. Godridge’s severance agreement was terminated as of December 31, 2006, each in connection with their separation from the Company and without any further obligations under those agreements. Additional discussion on the Company’s arrangements with Mr. Velli and Ms. Godridge is contained below.

Equity Plans. The terms of the Company’s 1993, 1999 and 2003 Long-Term Incentive Plans and the related award agreements provide that, on a Change in Control of the Company, (i) all restricted shares, restricted share units and 200% of all performance shares and performance share units shall be deemed fully vested, assuming maximum performance has been attained in the case of performance shares or performance share units, (ii) all such vested restricted share units and performance share units shall be paid in cash, and (iii) any participant who holds a stock option that is not exercisable in full shall be entitled to receive, at the discretion of the Compensation and Organization Committee, a cash payment or shares of Common Stock as provided below with respect to the portion of the stock option which is not then exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or, if higher, the highest fair market value of the Common Stock during the 90-day period ending on the date of the Change in Control or (B) in the event the Change in Control is the result of any other occurrence, the highest fair market value of the Common Stock during the 90-day period ending on the date of the Change in Control. The amount to be paid or the fair market value of Common Stock to be received in respect of the portion of any stock option which is not exercisable shall be equal to the result of multiplying the number of shares of Common Stock covered by such portion of the stock option by the difference between (x) the per share value of Common Stock determined pursuant to the preceding sentence, or such lower price as the Compensation and Organization Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, and (y) the per share exercise price of such stock option.

Grantor Trust. In addition, the Company maintains a grantor trust (the “Trust”), with an independent trustee, to provide for the payment of amounts due to senior executives, including the named executives, on a Change in Control of the Company. Amounts subject to the Trust include severance pay under the Severance Agreements described above and amounts due under the Company’s Supplemental Executive Retirement Plan and Excess Benefit Plan. The Trust is revocable at any time at the option of the Company prior to a Change in Control. On the occurrence of a Change in Control, the Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Trust is currently funded by the deposit of an irrevocable letter of credit in the amount of $197 million issued by an entity unaffiliated with the Company.

The potential payments to the Company’s NEOs upon termination under the Company’s change in control arrangements or in case of death or disability, in any case assuming a December 31, 2006 triggering event, are as follows:

Potential Payments Following Change in Control or in the Event of Death or Disability

	T. Renyi	T. Gibbons	B. Van Saun	G. Hassell	D. Monks	B. Rogan
Termination Due to:

Change in Control

Cash Severance	$13,572,000	$2,950,000	$7,581,000	$9,633,000	$3,550,000	$2,270,000
Welfare Benefit Continuation	58,770	788	43,859	44,703	37,694	27,628
Additional Pension Credit	1,366,321	274,313	313,024	1,072,026	481,707	229,876
Accrued Pension Payable	—	1,203,820	1,110,032	9,913,087	7,006,058	1,587,697
Unvested Equity Awards[1]	21,765,231	12,023,353	12,844,037	15,594,520	12,386,696	12,286,477
Excise Tax Gross Up	—	5,382,590	7,655,334	11,017,266	—	4,689,940

Total	$36,762,322	$21,834,864	$29,547,286	$47,274,602	$23,462,155	$21,091,618

Death/Disability

Cash Severance	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	—	—	—
Additional Pension Credit	—	—	—	—	—	—
Accrued Pension Payable[2]	—	1,203,820	1,110,032	9,913,087	7,006,058	1,587,697
Unvested Equity Awards[3]	16,969,965	10,661,151	10,505,459	12,598,463	10,469,377	11,026,637

Total	$16,969,965	$11,864,971	$11,615,491	$22,511,550	$17,475,435	$12,614,334

[1]	Reflects the in-the-money value of unvested stock options, face value of unvested restricted stock and 2x target unearned performance shares (based on year-end stock price of $39.37 per share).

[2]	In the case of death but not disability.
[3]	Reflects the in-the-money value of unvested stock options, face value of unvested restricted stock and 1x target unearned performance shares (based on year-end stock price of $39.37 per share).

For amounts payable under retirement and deferred compensation plans, see the 2006 Pension Benefits Table, below on page 36.

Joseph M. Velli and Leslie V. Godridge. On June 30, 2006, in connection with his separation from the Company upon the consummation of the Company’s transaction relating to the BNY ConvergEx Group, the Company agreed to pay Mr. Velli $9,424,432. Additionally, the Company accelerated the vesting of all of Mr. Velli’s unvested stock options to either his separation date (50,000 shares granted in 2004 and 100,000 shares granted in 2005) or to March 14, 2007 (150,000 shares granted in 2006). These stock options have been noted previously in the “Outstanding Equity Awards at Fiscal Year End” table. In exchange for such payments and the vesting of such stock option shares, Mr. Velli executed general releases of claims against the Company. All of Mr. Velli’s outstanding performance shares and restricted stock shares were forfeited upon his separation from employment.

Ms. Godridge separated from the Company on December 31, 2006. In connection with her separation, the Company agreed to pay her $1,950,000 on or about July 1, 2007. The Company also agreed to vest, on various dates in 2007, all of the outstanding restricted stock and stock option shares granted to her prior to 2006 in addition to 11,417 of the unvested performance share units granted to her in 2006 at their target value. On October 9, 2006, Ms. Godridge also received an additional stock option award on 44,600 shares of the Company’s common stock. This stock option grant represented the value of certain benefits lost under the terms of her separation agreement. The grant and vesting arrangements of these awards has been noted previously in the “Outstanding Equity Awards at Fiscal Year End” table. In exchange for such payments and the vesting of such shares, Ms. Godridge executed general releases of claims against the Company.

New Arrangements In Connection With The Merger With Mellon

The merger agreement with Mellon has authorized the Company to create severance and other compensation and benefit arrangements for the Company’s executive officers who will be members of the new company’s executive management team, so as to provide them with protections in connection with the merger that will be comparable to the protections provided to the Mellon members of the new company’s executive management team as a result of the merger being a change in control of Mellon under Mellon’s arrangements.

In this respect, the Company expects to enter into transition agreements with each of Messrs. Hassell, Van Saun, Gibbons, Monks, and Rogan that will become effective (and will be assumed by the new company) upon the completion of the merger and will provide the executives with severance protections during the three years immediately following the completion of the merger that are substantially similar to those described above, as well as certain other special benefits, as follows.

Transition Agreements. The new transition agreements would provide that if within three years of the completion of the merger such person is terminated by new company other than for “cause” (as defined in the transition agreement) or resigns for “good reason” (as defined in the transition agreement, based on his new position with the new company), the new company must pay the executive substantially the same cash payment and other benefits he would have been entitled to if he qualified for severance pay and benefits under his Severance Agreement, including substantially the same pro rata bonus, severance pay (calculated using the same severance factor), continued welfare benefits and additional benefits with respect to the Company’s Retirement and Excess Benefit Plans (but excluding any benefits with respect to the Company’s Supplemental Executive Retirement Plans), each as described above. In addition, the executive would receive equity treatment substantially similar to the Change in Control treatment described above, including full vesting of all options, restricted stock and performance awards (other than unearned, unvested Company performance units, a pro-rata portion of which would be paid in cash, measured at 100% of target, based on the number of full months the executive was employed during the performance cycle) and a period of at least three years to exercise vested options following termination of employment, subject to the original term of the option.

In addition, the transition agreements for Messrs. Hassell, Van Saun, Gibbons and Monks would provide for a special retirement right, which, for each of Messrs. Hassell, Van Saun and Gibbons, would allow the executive to terminate his employment for any reason in the 30-day period following a designated anniversary of the completion of the merger (which is three-year anniversary for Mr. Hassell, the two-year anniversary for Mr. Van Saun and the 30-month anniversary for Mr. Gibbons) and receive full vesting of all stock options, with a period of at least three years to exercise vested options following termination of employment, subject to the original term of the option, pro-rata vesting of outstanding performance units based on actual performance achieved at the end of the applicable performance cycle, for Mr. Hassell only, a payment equal to his benefit under the Company’s Supplemental Executive Retirement Plan calculated as though he had reached age 60, and for each of Messrs. Van Saun and Gibbons, pro-rata vesting of his team bonus award described below. The special retirement right for Mr. Monks would apply only upon his termination by the new company without cause before reaching age 60, in which case he would be entitled to a payment equal to his accrued benefit under the Company’s Supplemental Executive Retirement Plan, calculated as though he had reached age 60, and full vesting of his team bonus award, in addition to the other severance entitlements described above for a termination without cause.

All severance and special retirement benefits payable under the transition agreements would be conditioned on the executive’s execution of a release of claims in favor of the new company and compliance with non-competition and non-solicitation covenants. In addition, the special retirement benefits for each of Messrs. Hassell and Gibbons would be conditioned on the executive providing written notice to the new company of his intent to terminate his employment, in the case of Mr. Hassell six months in advance and, in the case of Mr. Gibbons, three months in advance.

The transition agreements would be in addition to and not in lieu of the existing Severance Agreements. This means that in the event of a change in control of the new company within three years after the completion of the merger, Messrs. Hassell, Van Saun, Gibbons, Monks, and Rogan may be eligible for severance protections under their Severance Agreements and their transition agreements at the same time. However, the transition agreements would provide that under that circumstance the executive officer may elect to receive benefits under either his Severance Agreement or his transition agreement, but not both.

RETIREMENT PLANS

Total Pension Benefit Payable to Named Executive Officers

The following table sets forth for each Executive Officer the number of years of credited service in the Company sponsored defined benefit plans and the estimated present value of the accumulated benefits earned through September 30, 2006 stated in the form of a lump sum.

2006 Pension Benefits Table

Name & Principal Position	Plan Name[1]	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of September 30, 2006 ($)	Payments During Last Fiscal Year ($)
Thomas Renyi Chairman and CEO	Tax Qualified Plan Excess Plan SERP	34	$1,399,170 5,431,662 14,975,248	—
Thomas Gibbons Chief Financial Officer	Tax Qualified Plan Excess Plan SERP	19	374,465 616,442 1,090,011	—
Bruce Van Saun Vice Chairman and Chief Financial Officer	Tax Qualified Plan Excess Plan SERP	9	160,459 291,822 1,019,547	—

Gerald Hassell President	Tax Qualified Plan Excess Plan SERP	30	1,063,755 2,921,709 6,703,614	—
Donald Monks Vice Chairman	Tax Qualified Plan Excess Plan SERP	34	1,317,882 835,898 6,020,296	—
Brian Rogan Senior Executive Vice President	Tax Qualified Plan Excess Plan SERP	23	437,416 547,781 1,120,219	—
Joseph Velli Senior Executive Vice President	Tax Qualified Plan Excess Plan SERP	21	395,775 769,087 N/A	—
Leslie Godridge[2] Senior Executive Vice President	Tax Qualified Plan Excess Plan SERP	24	503,452 628,674 958,030	—

[1]	Material terms and conditions of the above named plans:

—	The Company sponsors three defined benefit plans for its eligible U.S. based employees, generally, in participating business units: The Retirement Plan of The Bank of New York Company, Inc. (the

“Tax- qualified Pension Plan” or “Plan”), a benefits restoration plan (the “Excess Benefit Plan”) and a supplemental executive retirement plan (the “SERP”). Normal retirement age for all three plans is age 60.

—	Beginning with 2006 benefits, each of the plans provides benefits under a career average pay formula, rather than the final average pay formula under which benefits were based prior to 2006. The career average pay formula has the effect of reducing the future benefits earned under each of the plans when compared to benefits earned provided under the prior final average pay formula. In addition to the new formula, changes were also made to the SERP that further limit future benefits by capping the amount of eligible pay used to calculate benefits. The following summarizes the three plans and estimated benefits payable to named Executive Officers.

•

The Tax-qualified Pension Plan is a funded plan for broad-based employees and is subject to Internal Revenue Code (IRC) limits on eligible pay for determining benefits. Benefits are based on eligible base pay ($220,000 in 2006). Employees may choose between a monthly benefit and a lump sum at retirement. As of September 30, 2006, since Mr. Renyi and Mr. Monks have attained at least age 55 they are eligible for immediate retirement under the Tax-qualified Pension Plan. In addition, since Mr. Renyi and Mr. Monks have accrued at least 20 years of service and have attained at least age 57 they are eligible for immediate unreduced benefits.

•

The Excess Benefit Plan is an unfunded nonqualified plan designed to provide the same benefit to employees whose benefits are curtailed under the Tax-qualified Pension Plan due to IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum. As of September 30, 2006, since Mr. Renyi and Mr. Monks have attained at least age 55 they are eligible for immediate retirement under the Excess Benefit Plan. In addition, since Mr. Renyi and Mr. Monks have accrued at least 20 years of service and have attained at least age 57 they are eligible for immediate unreduced benefits.

•

The SERP is an unfunded nonqualified plan that provides a similar benefit formula but includes annual bonus (capped at 100% base salary after 2005) for senior executives selected to participate by the Board’s Compensation and Organization Committee. Benefits are paid in a lump sum. Participants are entitled to benefits only if they terminate service on or after age 60. As of September 30, 2006, since Mr. Renyi has attained at least age 60, he is eligible for immediate retirement under the SERP. The SERP is closed to new participants.

—	The annual benefit accrual for all three plans is 1% of eligible pay earned after 2005. This is less than the annual accrual provided under the plans for service before 2006. Benefits accrued before 2006 were based on a final average pay formula and service as of December 31, 2005. The prior accrued benefit will increase with actual final average pay up to 1% per year. For the prior accrued benefit, the Tax-qualified Pension Plan and the Excess Benefit Plan used a five-year average period, whereas the SERP was based on a three-year average period. Benefits under each of the plans are provided solely for service at the Company.

—	Present values shown are based on an interest rate of 5.875% and the unisex version of the UP94 mortality table (50% male/50% female) projected to 2002, which are the same assumptions that were assumed for financial reporting purposes.

—	The Company does not maintain any nonqualified deferred compensation plans in which the Named Executive Officers participate. Named Executive Officers do participate in the Company’s Excess Contribution Plan, an unfunded non-qualified defined contribution plan that makes annual “core contribution” payments in excess of what is permitted under the Company’s 401(k) Employee Savings & Investment Plan. (For further explanation, see “Defined Contribution Plans” below.)

[2]	Ms. Godridge subsequently forfeited all rights to such SERP benefit in connection with her separation from the Company.

Defined Contribution Plans

The Named Executive Officers also participate in the Company’s Employee Savings & Investment Plan (ESIP) and Employee Stock Ownership Plan (ESOP) available to certain U.S. based employees in participating business units. Contributions to these plans are subject to the IRC limit on eligible pay ($220,000 in 2006). The Named Executive Officers also participate in the Company’s Excess Contribution Plan.

•

The ESIP is a 401(k) plan under which the Company contributes $1.00 for every $1.00 contributed by the employee up to 3% of eligible pay ($220,000 in 2006). The Company will also contribute $0.50 for every $1.00 contributed by the employee in between 3% and 6% of eligible pay. The Company provides an additional core contribution equal to 2% of base salary for employees with one year of service. Employer and employee contributions are 100% vested immediately. Assets of the plan are held in trust for the benefit of participants. Employees may choose among twenty-nine investment funds, including a Company Common Stock fund which can be purchased at a 5% discount.

•

The Excess Contribution Plan is an unfunded nonqualified plan that provides an annual cash payment equal to the ESIP’s core contribution (2% of base salary) in excess of the IRC compensation limit ($220,000 in 2006) for employees with one year of service.

•

The ESOP operates in conjunction with the Tax-Qualified Pension Plan. Shares of Company common stock are allocated to the accounts of participants who are employees on December 31 of each year based on the proportion their base salary bears to the total base salaries of all eligible participants during the year. Accounts are vested after five years of service or upon death, if earlier. At retirement, a participant receives the greater of the value of the Tax-qualified Pension Plan or the ESOP account.

As of December 31, 2006, the annual Company contributions to the ESIP for the Named Executive Officers are as follows: $29,900 for Mr. Renyi, $25,900 for Mr. Hassell, $22,900 for Mr. Van Saun, $22,400 for Mr. Gibbons, $6,914 for Mr. Velli, $21,900 for Mr. Monks, $20,100 for Mr. Rogan, and $20,400 for Ms. Godridge and the annual Company contributions to the ESOP are $5,014 for Mr. Renyi, $4,012 for Mr. Hassell, $3,038 for Mr. Van Saun, $3,134 for Mr. Gibbons, $3,134 for Mr. Velli, $2,557 for Mr. Rogan, and $2,633 for Ms. Godridge. Mr. Monks does not participate in the ESOP.

Directors’ and Officers’ Liability Insurance

The Company has purchased directors’ and officers’ liability and corporate reimbursement insurance, covering all directors and officers of the Company and all subsidiaries, from the following underwriters: Illinois National Insurance Co., XL, ACE USA, Hartford, Lloyd’s of London and various other domestic and international insurance companies. These policies are dated December 1, 2006 at a total premium expense for a one year period of $5,280,175, paid by the Company, and are due to expire December 1, 2007.

Certain Relationships and Related Transactions

Joseph M. Velli, a Named Executive Officer in this Proxy Statement who separated from the Company in connection with the BNY ConvergEx transaction on October 2, 2006, entered into a Senior Management Agreement with ConvergEx Holdings, LLC (“Holdings”), an indirect minority-owned affiliate of the Company, and BNY ConvergEx Group LLC, a subsidiary of Holdings (“ConvergEx”). Under the Senior Management Agreement, Mr. Velli agreed to serve as Chairman of the Board of Managers of Holdings and the Board of Managers of ConvergEx and Chief Executive Officer of both Holdings and ConvergEx. On October 2, 2006, Mr. Velli purchased equity units of Holdings for an aggregate amount of $5,026,406 and Holdings granted him an additional 65,000 equity units. Mr. Velli will receive, together from Holdings and ConvergEx, a base salary of $750,000 per year and a guaranteed bonus of (i) for 2006, a pro-rata portion of $2.25 million, based on the number of days from the October 2, 2006 closing of the BNY ConvergEx transaction to December 31, 2006, and (ii) for 2007, $2.25 million. After 2007, Mr. Velli will receive a bonus of up to $2.25 million based upon the achievement of certain performance objectives. In the event of the termination of his employment without Cause by Holdings or with Good Reason by him (each as defined in the Senior Management Agreement), Mr. Velli will be entitled to receive a pro-rata portion of his annual salary and annual bonus for the fiscal year in which the termination occurs and severance pay equal to 150 percent of his (x) annual salary rate and (y) the highest annual bonus earned during the last two completed fiscal years immediately preceding his termination date. Mr. Velli will also participate in a retention pool, incentive plans, option plans and a management equity program provided by Holdings.

In the ordinary course of business, certain of the Company’s subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of the Company’s directors and executive officers and their associates and members of their immediate families. Such transactions are all on terms comparable to similar transactions with others who are not within such group. No such transactions within the last fiscal year, and in 2007 to the date of this Proxy Statement, require disclosure under Item 404 of Regulation S-K of the Securities and Exchange Commission.

Review, Approval or Ratification of Transactions with Related Persons

Under the Company’s policies and procedures, related-party transactions that must be publicly disclosed under the federal securities laws require prior approval of the Audit and Examining Committee of the Company’s Board of Directors or another Board committee consisting solely of independent directors, in either case without the participation of any director who may have a direct or indirect interest in the transaction in question. Related parties include directors, nominees for director, principal shareholders, executive officers and members of their immediate families. For these purposes, a “transaction” includes all financial transactions, arrangements or relationships, ranging from extending credit to the provision of goods and services for value and includes any transaction with a company in which a director, executive officer immediate family member of a director or executive officer, or principal shareholder (that is, any person who beneficially owns five percent or more of any class of the Company’s voting securities) has an interest by virtue of a 10-percent-or-greater equity interest. The Company’s policies and procedures regarding related-party transactions are in writing and are promulgated to all employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers (“Reporting Persons”) to file with the Securities and Exchange Commission and the NYSE, within specified due dates, reports relating to their ownership of and transactions in the Company’s equity securities.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2006 its Reporting Persons have complied with all applicable Section 16(a) filing requirements except that Thomas A. Renyi inadvertently failed to timely file one report as to one transaction.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 2006 concerning persons which, to the knowledge of the Company, had beneficial ownership of more than 5% of the voting securities indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	40,803,000[1]	5.3%

[1]

Capital Research and Management Company, an investment adviser and a wholly owned subsidiary of The Capital Group Companies, Inc., had sole dispositive power with respect to all of the reported shares as a result of acting as investment adviser to various investment companies that are subsidiaries of The Capital Group Companies, Inc.

Item 2.	PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as the Company’s independent public accountants for the year 2007 and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

Item 3.	SHAREHOLDER PROPOSAL

Shareholder Proposal with Respect to Simple Majority Voting

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, who is the owner of 2,000 shares of the Common Stock of the Company, has advised the Company that he intends to present the following proposal at the Annual Meeting:

Rule 14a-8 Proposal, October 26, 2006

3 — Adopt Simple Majority Vote

RESOLVED: Shareholders recommend that our Board take each step necessary to adopt a simple majority vote to apply to the greatest extent possible.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change to the fullest extent feasible in accordance with applicable laws and existing governance documents.

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968 sponsors this proposal.

This topic won a 66% yes-vote average at 20 major companies in 2006. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 67%-vote on at least one key governance issue, if our vote is an overwhelming 66%-yes and only 1%-no – only 1% could force their will on our 67%-majority.

It is important to take one step forward and support this proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an independent investment research firm rated our company:

“D” in Corporate Governance.

“Very High Concern” in executive pay.

“High” in Overall Governance Risk Assessment.

•	There were too many active CEOs on our board with 5. Active CEOs are often overcommitted and as CEOs they may not be optimally independent of our CEO.

•	We had no Independent Chairman or Lead Director — Independent oversight concern.

•	A 67% shareholder vote was required to make at least one key improvement — Entrenchment concern.

•	Cumulative voting was not allowed even after we voted 51% in favor at our 2006 Annual Meeting.

Additionally:

•	Two of our key directors served on boards rated D by The Corporate Library:

1)	Ms. Rein, chaired our Audit Committee and was on the Corning (GLW) board rated D. Ms. Rein also had 25-years director tenure — Independence concern.

2)	Mr. Luke, chaired our Nomination Committee, was on the Timken (TKR) board rated D and was rated a “Problem Director” in 2005.

•	Two of our directors, who had potential conflicts due to their non-director links to our company, compounded this by serving on boards rated D:

1)	Mr. Malone was on the Liberty Global (LBTYA) board rated D and the IAC (IACI) board also rated D.

2)	Mr. Roberts was on the Comcast (CMCSA) board rated D.

Mr. Roberts was also rated an “Accelerated Vesting” director due to his involvement with a board that accelerated the vesting of stock options just prior to implementation of FAS 123R.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to:

Adopt Simple Majority Vote

Yes on 3

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Management believes that the recommended course of action is unnecessary. The Company has already taken significant steps in connection with voting standards. In September 2006, the Board amended the Company’s Corporate Governance Guidelines to provide that any director nominee who fails to receive more “for” votes than “withhold” votes in an uncontested election must submit his or her resignation for action by the Board within 90 days of the certification of the election. Further, a simple majority vote requirement already applies to shareholder proposals.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

Item 4.	SHAREHOLDER PROPOSAL

Shareholder Proposal with Respect to Cumulative Voting

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W. Suite 215, Washington, DC 20037, who is the owner of 1,002 shares of the Common Stock of the Company, has advised the Company that she intends to present the following proposal at the Annual Meeting:

RESOLVED: “That the stockholders of Bank of New York, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

Proponent’s Statement in Support of Resolution:

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 293,349,783 shares, representing 51.12% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Management believes that the current voting procedure — whereby each share is entitled to one vote for each nominee for director — is inherently fair and representative of the interests of all of the Company’s shareholders. Cumulative voting could make it possible for holders of a minority of the Company’s shares to elect a director to represent their particular interests. The election of a candidate representing a single segment of the Company’s shareholder base or interested in a narrow range of issues would not, in management’s view, advance the interests of the shareholders at large, further the cause of corporate governance, or promote the best board processes and dynamics.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

Item 5.	SHAREHOLDER PROPOSAL

Shareholder Proposal with Respect to a Shareholder Vote on an Advisory Resolution to Ratify the Compensation of the Named Executive Officers

The AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, which is the owner of 5,068 shares of the Common Stock of the Company, has advised the Company that it intends to present the following proposal at the Annual Meeting of Shareholders. The Convent of Mary Reparatrix, 17320 Grange Road, Riverview, Michigan 48192, which is the owner of 10,000 shares of the Common Stock of the Company, is co-sponsoring this proposal with AFSCME.

RESOLVED, that shareholders of Bank of New York Company, Inc. (“BONY”) urge the board of directors to adopt a policy that BONY shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Company’s management, to ratify the compensation of the Named Executive Officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at BONY has not always been structured in ways that best serve shareholders’ interests. For example, Chairman and CEO Thomas Renyi has averaged more than $13 million a year in total compensation from BONY since 1999.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

According, we urge BONY’s board to allow shareholders to express their opinion about senior executive compensation at BONY by establishing an annual referendum process. The results of such a vote would, we think, provide BONY with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

In this Proxy Statement, the Company provides detailed and complete disclosure not only of its executive compensation practices and policies but of each element of compensation paid to its named executive officers and of the most recent decisions of the Board Compensation and Organization Committee relating to executive compensation for 2006. The Compensation and Organization Committee consists of independent directors who represent the interests of the shareholders. The Committee has retained independent compensation consultants and independent counsel.

The Company’s executive compensation program provides long-term incentives tied to performance, takes into account the levels and forms of compensation necessary to recruit and retain talented executives in the competitive environment in which U.S. financial services companies operate, and responds to individual performance and circumstances. Management believes that it is important to preserve the flexibility of the Company’s executive compensation program while the Board exercises appropriate oversight of executive compensation and shareholders receive full disclosure in this area. Management believes that the existing system for determination and disclosure of executive compensation meets these objectives.

Management believes that the Board of Directors is in the best position to decide on the levels and elements of executive compensation and that an advisory vote would not enhance the Board’s processes in the area of executive compensation or further good corporate governance.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

Shareholder Proposals for the 2008 Annual Meeting

The Company’s Board of Directors has approved a merger with Mellon Financial Corporation, which, if approved by the shareholders of both companies and consummated, is expected terminate the existence of the Company this year. If the merger is not consummated and the Company has another Annual Meeting of Shareholders in 2008, any shareholder who wishes to have a stockholder proposal included in the Company’s Proxy Statement for the 2008 Annual Meeting must submit the proposal in writing to the Corporate Secretary, The Bank of New York Company, Inc., One Wall Street, New York, NY 10286, for receipt on or before November 20, 2007. A shareholder who wishes to introduce a proposal to be voted on at the Company’s 2008 Annual Meeting must send advance written notice to the Corporate Secretary for receipt no earlier than November 20, 2007 and no later than January 20, 2008, and must provide the information specified by the Company’s By-laws. Proposals must comply with all applicable rules and regulations of the Securities and Exchange Commission.

Bart R. Schwartz Secretary March 14, 2007

EXHIBIT A

CORPORATE GOVERNANCE GUIDELINES

Introduction

The business and affairs of The Bank of New York Company, Inc. (the “Company”) are subject to the general oversight and authority of the Board of Directors (the “Board”). The Board has adopted these Corporate Governance Guidelines. Together with its Certificate of Incorporation, Bylaws, and charters of Board Committees, these guidelines provide the authority and practices for governance of The Bank of New York Company, Inc.

Recognizing that ethical behavior is essential to our success, the Board also has enhanced the Code of Conduct for all employees and Directors. The Code incorporates our statement of principles and provides the framework for maintaining the highest standards of professional conduct for our Company. By adhering to the Corporate Governance Guidelines and the Code of Conduct, we ensure that the long-term interests of our shareholders are best served.

The Company will publish its Corporate Governance Guidelines, key Board committee charters, and Code of Conduct on the Company’s website, and will make these documents available in writing, as requested.

I.	The Board of Directors

A. Director Selection and Board Composition

In selecting new Directors of the Company, consideration is given to each individual Director’s personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Company and its management, and duties imposed by law and regulation. Important factors include:

•

Each Director must, as determined by the Board, be qualified to perform duties of a Director in accordance with Section 717 of the New York Business Corporation Law (“BCL”) as evidenced by the Director’s experience, accomplishments, education, skills, and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its shareholders, without conflicts of interest;

•

Substantial majority of Directors will be independent in accordance with the standards set forth below under the caption “Determination of Directors’ Independence” and in compliance with applicable laws and regulations, including the listing standards of the New York Stock Exchange;

•

The Company will comply fully with all legal and regulatory requirements concerning the composition of the Audit and Examining, Nominating and Governance, and Compensation and Organization Board Committees;

•

Collectively, Board members will bring to the Company a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•

Directors will have experience in policy-making levels of business, government, or not-for-profit enterprises and must have an aptitude for evaluating business matters and making practical and mature judgments.

B. Determination of Directors’ Independence

A substantial majority of the Board of Directors will be independent, as that term is defined in any applicable laws and regulations, including the listing standards of the New York Stock Exchange. The

Company recognizes that Independent Directors and Directors who are deemed not independent all make valuable contributions to the Board and to the Company by reason of their experience and judgment.

A Director will be considered independent only if the Board has affirmatively determined that the Director has no material relationship with the Company that would impair his or her independent judgment. The Board will review factors affecting independence at the time a Director is nominated for election or re-election. In the process of making such determinations, the Board will consider the nature, extent and materiality of the Director’s relationships with the Company and the Board will apply the following guidelines:

•	A Director will be deemed not to be independent by the Board of Directors if the Board finds that

(a)	a Director is employed by the Company or a Director’s immediate family member is employed by the Company as an executive officer, other than as an interim executive officer;

(b)	a Director or a Director’s immediate family member receives more than $100,000 per year in compensation from the Company, other than Director’s fees, pension or other forms of deferred compensation that is for prior service and not contingent upon continued service, compensation for former service as an interim Chairman or CEO, or compensation received by an immediate family member for service as an employee below the level of executive officer;

(c)	a Director or an immediate family member of the Director is a current partner of a firm that is the Company’s external auditor; a Director is a current employee of a firm that is the Company’s external auditor; a Director has an immediate family member who is a current employee of a firm that is the Company’s external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or a Director or an immediate family member of the Director was within the past three years (but no longer is) a partner or employee of a firm that is the Company’s external auditor and personally worked on the Company’s audit within that time;

(d)	a Director or a Director’s immediate family member is employed as an executive officer by another entity whose compensation committee includes any present executive of the Company;

(e)	a Director is currently employed, or a Director’s immediate family member is currently employed as an executive officer, by an entity (including a tax exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or two percent of that entity’s consolidated gross revenues;

(f)	any charitable contribution (excluding matching gifts) to any charitable organization in which a Director serves as an executive officer, exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues, in a single fiscal year; or

(g)	any of the situations described in (a), (b), (c), (d) or (e) above existed within the past three years; provided, however, that (i) in applying the retrospective three-year standard specified in this subparagraph (g) to the circumstance described subparagraph (d), above, the Director would be deemed not to be independent only if that Director or an immediate family member of the Director had been an executive officer of the other entity at the same time when a present executive of the Company served on the other entity’s compensation committee, and (ii) consideration of the financial test in (e) above will be required only if a Director or a Director’s immediate family member is currently employed by an entity which is making payments to or receiving payments from the Company.

Additionally, the Company will disclose in its Annual Proxy Statement any charitable contributions to any charitable organization in which a Director serves as an executive officer, if within the preceding three years, contributions, excluding matching gifts, in a single fiscal year exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

For purposes of these standards, “family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

•

A Director will be deemed not to be independent by the Board of Directors if the Board finds that a Director has material business arrangements with the Company that would jeopardize the Director’s independent judgment. The Board will review for materiality all business arrangements between the Company and the Director and all business arrangements between the Company and an entity for which the Director serves as an officer or general partner or owns more than five percent. Arrangements are not material and not likely to jeopardize the Director’s independent judgment, and thereby his/her independence, if:

(a)	the arrangements are usually and customarily offered to customers by the Company;

(b)	the arrangements are offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers under similar circumstances;

(c)	in the event that (i) a proposed arrangement were not made or (ii) an existing arrangement were terminated in the normal course of business, that action would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient;

(d)	in the case of extensions of credit, the credit extended is not more than five percent of the assets of the borrower or in the case of credit extensions to a family of entities, the aggregate credit extended is not more than five percent of the total assets of the combined entities;

(e)	in the case of extensions of credit, the credits are not in payment default; and

(f)	in the case of personal loans, all such loans to Directors are subject to and compliant with Regulation O of the Federal Reserve Bank.

In applying the factors listed in (a) through (f) above, the Board will consider such other factors as it may deem necessary to arrive at sound determinations as to the independence of each Director, and such factors may override the conclusions of independence or non-independence that would be reached simply by applying the guidelines. In such cases, the basis for independence determinations will be disclosed in the Company’s Annual Proxy Statement.

C. Term for Directorship

•

A slate of Directors is recommended by the Nominating and Governance Committee, nominated by the Board, and subject to shareholder vote each year. Shareholders may propose nominees for consideration by the Nominating and Governance Committee.

•	Directors serve until the next annual shareholder meeting.

•	A person of age seventy or older at the time of the election shall not stand for election or re-election.

•	The Board may fill vacancies in existing or new director positions with such directors serving only until the next election of Directors.

•	The Board has determined that imposition of a maximum term of service is not in the interest of the Company or its shareholders.

•	Directors who are also employees of the Company are expected to resign from the Board at the same time they leave employment with the Company.

•

Directors shall tender their resignation from the Board in the event of any significant change in their primary job responsibilities. The Nominating and Governance Committee shall review the Director’s continuation on the Board, in light of all the circumstances, and recommend to the Board whether the Board should accept such proposed resignation or request that the Director continue to serve on the Board.

•	Directors shall provide prior written notice to the Nominating and Governance Committee of any proposed service on the board of a public or private for-profit company or not-for-profit organization.

D. Effect of a Failure to Receive a Majority of “For” Votes in a Director Election

1.	Required Resignation. In an uncontested election of directors, any incumbent director who fails to receive more “For” votes than “Withhold” will promptly tender his or her resignation to the Presiding Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Presiding Director) following certification of the stockholder vote. The Presiding Director shall then refer the matter to the Nominating and Governance Committee.

2.	Consideration of Resignation. The Nominating and Governance Committee will promptly consider the resignation submitted by an incumbent director who fails to receive more “for” votes than “withhold” votes and will recommend to the Board whether to accept the tendered resignation or reject it. If, because of recusals, the Nominating and Governance Committee is unable to meet and consider the issue with a quorum of its members participating in the discussion, the Board may assign the issue to another committee consisting solely of independent directors or may deliberate and decide the issue without first referring it to a committee. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee (or other committee to which the issue is assigned) will consider whatever factors its members deem relevant including, without limitation, the stated reasons for the “withhold” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, and the mix of skills and backgrounds on the Board.

3.	Board Action. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information and factors as the directors deem relevant. Following the Board’s decision on the Nominating and Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision (and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns related to the “withheld” votes or take such other actions that the Board deems appropriate and in the best interests of the Company and its stockholders.

4.	Vacancies. To the extent that the Board accepts one or more directors’ resignations, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

5.	Recusal. Any director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation shall be accepted or rejected.

6.	Inclusion in Company’s Corporate Governance Guidelines. This corporate governance guideline will be included in the Company’s Corporate Governance Guidelines and published on the Company’s website.

II.	Meetings of the Board

The Board currently plans at least seven meetings per year, with further meetings to occur at the discretion of the Board. The Board is generally responsible for its agenda. The Chairman, in consultation with the Presiding Director, shall annually prepare a Master Agenda. The Master Agenda shall set forth a list of items to be considered by the Board during the year. Thereafter, the agenda for each meeting will be prepared by the Chairman, in consultation with the Presiding Director, and distributed to Board members in advance, whenever possible. Board members are free to suggest items for inclusion on the agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting.

Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the Directors. It is recognized that, in the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, written materials may not be available in advance of the meeting. Board members will make every effort to prepare for and attend all Board meetings.

Non-management Directors also will hold an Executive Session without management at each regularly scheduled Board Meeting, and at least one such meeting each year will be attended only by non-management directors deemed by the Board to be independent. Ordinarily, the Chairmen of the Nominating and Governance Committee, the Compensation and Organization Committee, and the Audit and Examining Committee will serve as the director presiding at Executive Sessions for three year terms on a rotating basis.

To foster open discussions, the proceedings and deliberations of the Board are confidential. Each Director shall maintain the confidentiality of information received in connection with his or her service as a Director of the Company.

III.	Committees of the Board

The Board shall appoint at least the committees required by the New York Stock Exchange, including the Audit and Examining Committee, the Nominating and Governance Committee, and the Compensation and Organization Committee, in addition to other committees, such as the Executive Committee, which the Board may determine are necessary or convenient to the conduct of its responsibilities. Independent Directors are expected to serve on one or more committees of the Board and to prepare for and attend committee meetings.

The Audit and Examining Committee, the Nominating and Governance Committee, and the Compensation and Organization Committee shall be composed of at least three members, and all members of these committees will be Independent Directors, as determined hereunder. Directors serving on certain Board committees may also be required to have other qualifications as specified in the relevant committee charter. In particular, members of the Audit and Examining Committee must meet independence requirements of the Sarbanes-Oxley Act of 2002, as more fully described in the Audit and Examining Committee Charter, and must satisfy (a) the New York Stock Exchange requirements for (i) financial literacy and, in the case of at least one Audit Committee member, (ii) accounting or related financial management expertise, and (b) in the case of at least one Audit Committee member, the definition of “Financial Expert” under the Securities and Exchange Commission’s rules.

The Audit and Examining Committee, the Nominating and Governance Committee, and the Compensation and Organization Committee will each conduct an annual self-evaluation and report the results to the full Board. Among other things, a committee’s evaluation will compare the performance of the committee with the requirements of its written charter.

The chairman of each Board committee will give periodic reports of the committee’s activities to the Board of Directors. The agenda for each committee meeting will be furnished to all Directors in advance of the meeting. All Directors are invited to make suggestions to a committee chairman for additions to the agenda for his or her committee or to request that an item from a committee agenda be considered by the Board. Directors not serving on a committee who have a particular interest in an agenda item for that committee are encouraged to express their views to the committee chairman.

The Nominating and Governance Committee shall periodically consider possible changes in committee assignments while maintaining flexibility, so that each committee includes directors with the requisite expertise and experience to fulfill its duties and mission, and shall recommend such changes to the Board when appropriate.

IV.	Director Duties, Responsibilities and Resources

A. Duties and Responsibilities, Generally

The Board of Directors is elected by the shareholders, and its primary responsibility is to oversee the management of the Company to ensure that the interests of the Company and its shareholders are served. Directors will provide guidance to management and exercise their business judgment in what they believe to be the best interests of the Company and its shareholders. Directors will perform their duties in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

Directors must comply with the Code of Conduct of the Company.

Directors will ensure that a process is in place for a non-management director to consider concerns raised to them by shareholders and employees. Shareholders or employees who have a concern about the Company’s conduct or about the Company’s accounting, internal accounting controls, or auditing matters may communicate that concern by writing to the Director Presiding at Executive Sessions, at the address noted on the Company’s website.

Directors’ duties and responsibilities include, through their oversight and direction of management of the Company:

•	Reviewing the Company’s business strategies and financial performance;

•

Selecting, evaluating, and determining the compensation of the Chief Executive Officer and reviewing management succession plans and the selection, evaluation, compensation, and development of other key managers;

•	Reviewing key risks in the Company’s businesses, supervising the Company’s management of those risks and ensuring the adequacy of the Company’s risk management programs;

•	Reviewing and approving major transactions;

•	Ensuring processes are in place for promoting integrity in the conduct of management and other employees;

•	Ensuring processes are in place for mandating integrity in financial reporting;

•	Ensuring processes are in place for compliance with all applicable laws and regulations; and

•	Ensuring processes are in place for protecting the assets of the Company, including its property and its reputation.

B. Duties of Independent and Other Non-Management Directors in Connection with Executive Compensation and Succession Planning

1. Succession Planning. The Board shall plan for the succession of senior executive officers of the Company and the non-management directors shall plan for the succession to the position of the CEO. To assist in this process, the CEO shall prepare and distribute to the Board an annual report on succession planning for all senior officers of the Company. In addition, the CEO shall prepare and periodically update a short-term succession plan for the delegation of authority to specified officers of the Company if some or all of the senior officers should unexpectedly become unable to perform their duties. The Compensation and Organization Committee shall assist the Board in succession planning, with an emphasis on executive positions other than the CEO.

2. Executive Compensation. The independent directors shall annually review and approve the compensation of the Chief Executive Officer and the President on the basis of the performance evaluation and recommendations of Compensation and Organization Committee.

C. Resources

In performing his or her duties, a Director is entitled to rely upon information, opinions, reports, statements, financial statements, or other financial data prepared or presented by:

•	Officers or employees of the Company or a subsidiary whom the Director believes to be reliable and competent in the matters presented;

•	Counsel, public accountants, and other persons as to matters which the Director believes to be within the person’s professional or expert competence; and

•	Committees of the Board on which the Director does not serve so long as in so relying the Director is acting in good faith.

V.	Director Access to Management and Independent Advisors

Directors will meet regularly with management and may consult with other employees and independent advisors, such as independent auditors and outside counsel, as the Board or its committees deem appropriate.

VI.	Director Compensation

Directors will be paid compensation for their services (“Director’s Fees”) which may include annual retainers in cash, Company shares, or options; meeting fees; fees for serving as a committee chairman; and fees for serving as a Director of a subsidiary of the Company, as well as reimbursement for reasonable out-of-pocket expenses in connection with serving as a Director. The Nominating and Governance Committee will periodically review Director compensation and make appropriate recommendations to the Board. Director compensation should be consistent with market practices and align Directors’ interests with those of long-term shareholders while not calling into question Directors’ objectivity. Directors are required to maintain ownership of Company shares with a market value of at least five times the annual cash retainer, by the third anniversary of their service as a director.

VII.	Director Orientation and Continuing Education

Each newly-elected Director will participate in an orientation program which will include a review of the Company’s financial condition, Risk Management Program, Audit Program, Compliance Program, Code of Conduct, Employment Program, and Business Plan (focused on key businesses and business objectives) as presented collectively by the Company’s Chairman, President, Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Auditor, Director of Human Resources, Secretary, and other senior executives.

The Directors will receive additional information about these subjects through their regular meetings, meeting materials, periodic presentations, and copies of corporate organizational documents, periodic filings, and significant presentations made to investors.

VIII.	Annual Performance Evaluation of the Board

The Board will review its performance annually taking into consideration the Board’s duties and responsibilities and the matters covered under the Charters of its committees. The Chairman of the Nominating and Governance Committee will take the lead in the preparation of the evaluation and will be assisted by the Secretary.

EXHIBIT B

AUDIT AND EXAMINING COMMITTEE CHARTER

Amended As of July 11, 2006

I.	General

This Charter sets forth the authority and responsibilities of the Audit and Examining Committee (the “Committee”) of the Board of Directors (the “Board”) of The Bank of New York Company, Inc. (the “Company”) and The Bank of New York (the “Bank”).

The Committee assists the Board in fulfilling its statutory and fiduciary responsibilities with respect to internal controls, accounting policies, and auditing and financial reporting practices. The Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the financial reporting process, (ii) compliance with legal and regulatory requirements, (iii) the independent public accountant’s qualifications and independence, and (iv) the performance of the independent public accountants and the Company’s internal audit function.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee is entitled to place reasonable reliance on (i) the integrity of those persons and organizations within and outside the Company from whom and from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary which will be promptly reported to the Board of Directors.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for planning and performing proper audits, including an audit of the Company’s annual consolidated financial statements filed on Form 10-K, and other procedures, including reviews of the Company’s unaudited interim consolidated financial statements prior to the filing of each quarterly report on Form 10-Q. The Committee is responsible for maintaining open communication between the Committee and the independent public accountants, internal auditors, management, and the Board of Directors.

The Committee will have full access to the Company’s books, records, facilities, and personnel. The Committee has the authority and available funding to perform or supervise special investigations, to engage outside experts, including legal and accounting experts, and to incur administrative expenses in connection with fulfilling its obligations. The Committee will have the sole authority to approve fees and related terms of engagements for outside experts for such special investigations.

The Committee will conduct an annual self-evaluation of its effectiveness.

This charter will be published on the Company’s Website and in the Annual Proxy Statement, as required, and will be available in written form upon request.

The Committee will review and assess the adequacy of this written charter annually and recommend changes to the Board of Directors when necessary.

II.	Membership

The Committee members will be appointed by the Board of Directors, and the Chairman of the Committee will be designated by the Board. The Committee will consist of three or more member, each of whom will satisfy, as determined by the Board of Directors, the requirements of the listing standards of the New York Stock Exchange, any other applicable rules and regulations, and any additional requirements that the Board deems appropriate.

With respect to Committee members, the basis for determining independence will be the director independence guidelines specified in the Company’s Corporate Governance Guidelines and additional requirements imposed upon audit committees by the Securities and Exchange Commission and the New York Stock Exchange: (i) the Committee members will not receive, directly or indirectly through their affiliations or relatives, any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than Director’s Fees as defined in the Company’s Corporate Governance Guidelines and fixed amounts of compensation under a retirement plan for prior service, and (ii) the Committee members cannot be “affiliated persons” of the Company as such term is described in the Securities and Exchange Commission rules implementing Section 301 of the Sarbanes-Oxley Act of 2002.

The composition of the Committee and its independence will be reviewed annually by the Board of Directors.

Should there be members who sit simultaneously on the audit committees of three or more public companies, the Board will determine if their duties on other audit committees impair their ability to serve effectively on the Audit and Examining Committee of the Company, and such determinations will be disclosed in the Annual Proxy Statement.

All members of the Committee will be “financially literate,” and collectively the members shall have such other qualifications as mandated by the Securities and Exchange Commission or the New York Stock Exchange. As required by New York Stock Exchange Listing Standards or by law or regulation, at least one member will have “accounting or related financial management expertise.” To the extent that the Committee may have an “audit committee financial expert,” as defined in regulations of the Securities and Exchange Commission, the designation of a person as the Company’s audit committee financial expert will not impose any duties, obligations or liability on that person that are greater than those imposed on other members of the Committee and the Board who do not carry this designation, nor will it affect the duties, obligations or liability of any other member of the Committee or the Board.

The Board of Directors will perform an annual review to confirm the qualifications and independence of the Committee. Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

III.	Meetings

The Committee will meet as often as necessary to fulfill its duties and responsibilities.

Minutes of all meetings will be approved by the Committee and maintained.

The Committee will meet separately at least quarterly with each of management, the Chief Auditor, the General Counsel and the independent public accountants, providing sufficient time to discuss any matters that the Committee or any of these persons or firms believes should be discussed.

The Committee may request any officer or employee of the Company or outside counsel to the Company or independent public accountants or any special counsel or advisors to the Committee to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.	Duties and Responsibilities

A.	Matters to Be Reviewed and Discussed by the Committee

The Committee will review management’s assessment of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention and detection of management override or compromise of internal controls.

The Committee will review the Report on Internal Controls that is filed within the Company’s Annual Report. That report will state the responsibilities of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting and contain an assessment of the effectiveness of such structure and procedures. The Committee will also review the independent public accountants’ examination of management’s assertion regarding the Company’s internal controls over financial reporting.

The Committee will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, significant proposed or contemplated changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices, and will inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

The Committee will review and discuss with management and the independent public accountants the scope of services required at the commencement of the audit, matters relating to the conduct of the audit, and the results of the audit.

The Committee, or in its discretion, the Chairman of the Committee, will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, the type and presentation of information to be included in the Company’s financial earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, if any.

The Committee will meet to review with management, the independent public accountants, and the Chief Auditor the Company’s annual consolidated financial statements and the related opinion thereon, prior to filing with the Securities and Exchange Commission. The Chief Executive Officer, Chief Financial Officer, and Chief Auditor will be present at this review, which will include a review of (i) the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K, (ii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements, (iii) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues regarding the adequacy of the Company’s internal controls, and any special audit steps adopted in light of material control deficiencies, and (iv) any other matters to be reviewed per the requirements of the Securities and Exchange Commission, other regulatory agencies, or the New York Stock Exchange.

The Committee will review the independent public accountants’ judgment about the quality of accounting principles as applied in financial reporting, and will review and assess the reasonableness of analyses prepared by management and the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements. Specifically, the independent public accountants will report to the Committee (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent public accountants, (iii) other material written communications between the independent public accountants and management, and (iv) any accounting or auditing issues at the Company on which the independent public accountant consulted its national office.

The Committee will meet to review the interim financial statements and the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent public accountants prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Chief Executive Officer, Chief Financial Officer, and Chief Auditor must be present at this review. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent public accountants under generally accepted auditing standards, including Statement on Auditing Standards No. 61. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

In conjunction with the reviews of the Company’s Forms 10-K and 10-Q, the Committee will also receive a report from the Disclosure Committee and review the process for the Chief Executive Officer and Chief Financial Officer quarterly certifications of the SEC filings, as well as the Company’s disclosure controls and procedures, including any changes or deficiencies. The Committee will receive and consider reports from the CEO and CFO made in connection with their certification of the Company’s Form 10-K and 10-Q about (i) any significant deficiencies in the design or operation of internal controls or material weaknesses therein and (ii) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

The Committee will obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

The Committee will prepare and review with the independent public accountants the report relating to its oversight role, as required by the Securities and Exchange Commission, for inclusion in the Company’s Annual Proxy Statement.

The Committee will review with management and the independent public accountants the content and the basis for reports relating to internal controls over financial reporting as required under the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA).

At least annually, the Committee will obtain and review a report by the independent public accountants describing: the independent public accountants’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent public accountants and the Company.

The Committee will review with management, the General Counsel, the Chief Compliance Officer, and the Chief Auditor the Company’s compliance with laws and regulations, including the laws and regulations relating to safety and soundness designated by responsible banking agencies and will also review management’s assertions with respect to laws and regulations.

The Committee will receive from the Chief Compliance Officer the results of all significant regulatory examination reports, if any, and management’s responses thereto. The Committee will also receive quarterly reports from the Chief Compliance Officer on the Company’s compliance program and any significant compliance matters.

The Committee will review and discuss policies with respect to risk management and risk assessment. The Committee may discharge this duty by receiving and discussing at least annually a report from the Risk Committee of the Board of Directors summarizing their reviews of the Company’s methods for identifying and managing risks.

The Committee will review and discuss any reports received from attorneys with respect to evidence of material securities law violations and/or material breaches of fiduciary duties that were reported to the General Counsel or the Chief Executive Officer and not resolved to the satisfaction of the reporting attorney.

The Committee will establish and maintain procedures for the confidential, anonymous receipt, treatment and retention of complaints related to accounting, internal accounting controls, auditing matters, and other situations that affect or could potentially affect the accuracy of the books and records of the Company. The Chairman of the Committee will review such complaints, if material, and take appropriate action.

The Committee will receive from the General Counsel an annual report on all significant litigation and investigations and periodic updates on these matters as warranted by circumstances.

The Committee will receive from the Chief Compliance Officer each year a report on compliance with the Code of Conduct.

B.	The Committee’s Relationship with the Independent Public Accountants

The Committee has direct responsibility to select and appoint the independent public accountants. Annually, the Committee will recommend that the Board request shareholder ratification of the appointment of the independent public accountants. The independent public accountants are to report to the Committee. The Committee also has the direct responsibility to evaluate and, when appropriate, to remove the independent public accountants. The Committee is directly responsible for setting the compensation of the independent public accountants, and the Committee shall periodically review the fees charged by the independent public accountants for all audit services and permitted audit-related, tax and other services.

The Committee is directly responsible for oversight of the independent public accountants’ work as it pertains to the audit of the Company’s financial statements and related disclosures, and other audit or attest services. The Committee will discuss with the independent public accountants the overall scope and plans for their audit, including the adequacy of staffing. The independent public accountants will also report to the Committee on the results of the audit, and the Committee will discuss any management or internal control letter issued or proposed to be issued by the independent public accountants. The Committee will perform an annual evaluation of the independent public accountant’s qualifications, performance, and independence, as well as evaluate the performance of the lead engagement partner.

Annually, the Committee will receive from the independent public accountants written disclosures about their independence and discuss with them any factors that might detract from their independence.

The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by the independent public accountants and the Committee will not engage the independent public accountants to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate authority for the pre-approval of all audit and non-audit services to a member of the Committee. All such approvals will be reported at the next subsequent Committee meeting. As an alternative to pre-approving each non-audit service, the Committee may establish and disclose policies and procedures for pre-approval, provided they are consistent with requirements of applicable laws and regulations.

The Committee will require the independent public accountants to certify annually that they are in compliance with all applicable legal and regulatory requirements, including those addressing rotation of lead and concurring partners, provisions of prohibited services, document retention, and the submission of timely reports.

The Committee will prohibit management from hiring as a manager overseeing financial reporting matters of the Company, any person who was employed by the independent public accountants and was the lead partner, concurring partner, or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Company within the one-year period preceding the commencement of the audit of the current year’s financial statements.

The Committee will review with the independent public accountants any audit problems or difficulties and management’s response and will consider disagreements between management and the independent public accountants, if any arise, and oversee any process for resolution.

C.	Duties with Respect to Internal Audit

The Committee will receive annually from the Chief Auditor the internal audit plan, including the purpose, scope, and authority of the internal audit function, organizational reporting lines, and budget and staffing. This plan is subject to Committee approval. Periodically, the Committee will review the Chief Auditor’s reports describing progress against this plan and describing significant deficiencies in the system of internal controls, significant operating issues, or other matters of interest to the Committee.

The Committee will review recommendations of management with respect to the appointment, compensation, and replacement of the Chief Auditor prior to management’s taking actions to hire, set compensation or replace the Chief Auditor. The Chief Auditor is accountable to the Committee. The Committee will advise the Chief Auditor that he or she is expected to provide the Committee with summaries of significant reports to management prepared by the Internal Auditing Division and management’s responses thereto, and in some cases, the Committee may require the actual reports. In addition, the Chief Auditor will report to the Committee on the follow-up of significant issues raised in reports and the resolution thereof.

EXHIBIT C

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Amended As of July 11, 2006

I.	General

This Charter sets forth the authority and duties of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of The Bank of New York Company, Inc. (the “Company”).

The Committee will identify and consider individuals qualified to become members of the Board, recommend Director nominees for the next Annual Meeting of shareholders, and recommend to the Board the Corporate Governance Guidelines of the Company. The Committee will also monitor the process to assess Board effectiveness.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee will have the resources and authority appropriate to discharge its responsibilities, including sole authority to retain and terminate search firms used to identify director candidates and to approve such search firms’ fees and other retention terms, such fees to be borne by the Company.

The Committee will have the authority to delegate to a subcommittee consisting of one or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable.

This charter will be published on the Company’s Website, available in written form upon request, and referenced in the Company’s Annual Proxy Statement.

The Committee will review and assess the adequacy of this charter annually and recommend changes to the Board of Directors when necessary.

II.	Membership

The Committee members will be appointed by the Board of Directors, and the Chairman of the Committee will be designated by the Board.

Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

The Committee will consist of three or more members, each of whom will satisfy, as determined by the Board of Directors, the requirements of the-New York Stock Exchange Listing Standards, including those with respect to independence, and any additional requirements that the Board deems appropriate.

The composition of the Committee and its independence will be reviewed annually by the Board of Directors.

III.	Meetings

The Committee will meet as often as appropriate to fulfill its duties and responsibilities.

Minutes of meetings will be approved by the Committee and maintained.

The Committee may request any officer or employee of the Company, or the Company’s outside advisors, or any special counsel or advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

C-1

IV.	Duties and Responsibilities

The Committee will:

•

Develop, recommend, and review annually the Board of Directors’ Corporate Governance Guidelines and review and make recommendations concerning corporate governance issues that may arise from time to time;

•

Lead the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential candidates, and identify nominees who are best qualified. The criteria for selecting nominees for election as directors of the Company shall include, but not be limited to, experience, accomplishments, education, skills, and personal and professional integrity;

•

Recommend to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the Annual Meeting of shareholders, or to fill vacancies on the Board of Directors;

•

Review the Board of Directors’ committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee will review committee composition annually and recommend new committee members, as necessary;

•	Review on an annual basis non-employee director compensation and benefits and make recommendations to the Board on appropriate compensation;

•	Annually, oversee the evaluation of the Board and management; and

•

Annually, evaluate the performance of the Committee and report thereon to the Board of Directors; such evaluation will include a review of accomplishments of the Committee during the year, a comparison of performance to goals of the Committee, and a determination of the adequacy of corporate governance guidelines in light of developments during the year.

C-2

EXHIBIT D

COMPENSATION AND ORGANIZATION COMMITTEE CHARTER

Amended as of July 11, 2006

I.	General

This Charter sets forth the authority and duties of the Compensation and Organization Committee (the “Committee”) of the Board of Directors (the “Board”) of The Bank of New York Company, Inc. (the “Company”) and The Bank of New York (the “Bank”).

The Committee will discharge the Board’s responsibility in matters relating to executive compensation and administration of the Company’s incentive compensation and equity-based plans and will produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations. The principal responsibility in compensating executives is to align the incentives of the executives with actions that will enhance long-term shareholder value.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee will have the resources and authority appropriate to discharge its responsibilities, including sole authority to retain and terminate any compensation consulting firms used to assist in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company.

The Committee will have the authority to delegate to a subcommittee consisting of one or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable.

This charter will be published on the Company’s Website, available in written form upon request, and referenced in the Company’s Annual Proxy Statement.

The Committee will review and assess the adequacy of this charter annually and recommend changes to the Board of Directors when necessary.

II.	Membership

The Committee members will be appointed by the Board of Directors upon the recommendation of the Nominating and Governance Committee each year, and the Chairman of the Committee will be designated by the Board.

Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

The Committee will consist of three or more members, each of whom will satisfy the requirements of the listing standards of the New York Stock Exchange, and any additional requirements that the Board deems appropriate. Members of the Committee must also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

D-1

III.	Meetings

The Committee will meet as often as necessary to fulfill its duties and responsibilities.

Minutes of meetings will be approved by the Committee and maintained.

The Committee may request any officer or employee of the Company, or the Company’s outside advisors, or any special counsel or advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.	Duties and Responsibilities

The Committee will:

•

evaluate the Company’s financial performance and relative shareholder return in determining executive compensation, taking into consideration such factors as the economic environment and general market conditions;

•	prepare and submit an annual report on executive compensation for inclusion in the Company’s Annual Proxy Statement, in accordance with applicable rules and regulations;

•

provide oversight of management’s decisions concerning performance and compensation of other senior officers. Senior executive compensation shall include salary, bonus, incentive and equity compensation;

•	at least annually,

1.	evaluate the performance of the Company’s Chief Executive Officer and President, and make recommendations to the independent directors for their approval based on the evaluation;

2.	for the other Named Executive Officers whose compensation is reported in the proxy statement, set their compensation and present it to the non-management directors as a group, for their information; and

3.	for the members of the Company’s Executive Committee, approve the aggregate compensation and report it to the Board;

•	make recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;

•	evaluate succession plans at the senior level; and

•	annually, evaluate the performance of the Committee and report thereon to the Board of Directors; such evaluation to include a comparison of actual performance to duties of the Committee.

D-2

The Bank of New York Company, Inc. Three Alternate Ways to Vote Your Shares VOTE BY INTERNET, TELEPHONE OR MAIL 24 Hours a Day - 7 Days a Week Save Your Company Money - It’s Fast and Convenient

INTERNET https://www.proxypush.com/bk	OR	TELEPHONE 1-866-430-8288	OR	MAIL
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.		• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.		• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card. If you submit your proxy by telephone or the internet, there is no need for you to mail back your proxy card.

1-866-430-8288

CALL TOLL-FREE TO VOTE

☐	Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	Votes MUST be indicated (x) in Black or Blue ink.	☒

	The Board of Directors recommends a vote FOR proposals 1 and 2:				The Board of Directors recommends a vote AGAINST proposals 3, 4 and 5:
1.	ELECTION OF DIRECTORS:					FOR	AGAINST	ABSTAIN

	FOR ☐ WITHHOLD ☐ EXCEPTIONS* ☐ ALL FOR ALL				3. Shareholder Proposal with respect to simple majority voting.	☐	☐	☐

	Nominees: 01 - Biondi, 02 - Donofrio, 03 - Hassell, 04 - Kogan, 05 - Kowalski, 06 - Luke, 07 - Rein, 08 - Renyi, 09 - Richardson, 10 - Scott and 11 - Vaughan				4. Shareholder Proposal with respect to cumulative voting.	☐	☐	☐

	(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)				5. Shareholder Proposal with respect to executive compensation.	☐	☐	☐
	Exceptions* _______________________________________				I agree to access future Proxy Statements and Annual Reports electronically.			☐
2.	Ratification of Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Indicate Address Change and/or Comments on the back of the card and Mark Here			☐

S C A N L I N E

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, both should sign.

Date	Share Owner sign here	Co-Owner sign here

Your Vote is Important

Please Vote Today

Annual Meeting of Shareholders to be held on April 10, 2007 at 9:00 A.M.

THE BANK OF NEW YORK COMPANY, INC.

ONE WALL STREET, NEW YORK, NY 10286

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas J. Mastro, John M. Liftin and James R. Vallone as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on February 20, 2007 at the Annual Meeting of Shareholders to be held on April 10, 2007 or any adjournment thereof.

Unless otherwise specified, this proxy, when properly executed, will be voted FOR the election of all nominees for directors, FOR proposal (2) and AGAINST proposals (3), (4) and (5). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THE BANK OF NEW YORK COMPANY, INC.

P.O. BOX 11198

NEW YORK, N.Y. 10203-0198

Address Changes/Comments

Please mark, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

A REMINDER ABOUT OUR ANNUAL REPORT The Bank of New York Company, Inc.

You are receiving this proxy card to vote the shares of The Bank of New York Company, Inc. stock that you own through the Employee Stock Purchase Plan. The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of the Company’s benefit plans. Employees who separately own Company stock outside of the benefit plans, registered in their name(s) or in street name, will continue to receive a copy of the Annual Report.

We encourage you to review the 2006 Annual Report, which is now available electronically on our website at www.bankofny.com/annualreport.

You may also request a paper copy of the 2006 Annual Report by sending an e-mail to pr@bankofny.com or by sending a written request, along with a self-addressed interoffice envelope to:

Kathleen F. Juliano, Public Relations, BN-OWS-31

☐	Ú DETACH PROXY CARD HERE Ú

Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	Votes MUST be indicated (x) in Black or Blue ink.	☒

	The Board of Directors recommends a vote FOR proposals 1 and 2:				The Board of Directors recommends a vote AGAINST proposals 3, 4 and 5:
1.	ELECTION OF DIRECTORS:					FOR	AGAINST	ABSTAIN

	FOR ☐ WITHHOLD ☐ EXCEPTIONS* ☐ ALL FOR ALL				3. Shareholder Proposal with respect to simple majority voting.	☐	☐	☐

	Nominees: 01 - Biondi, 02 - Donofrio, 03 - Hassell, 04 - Kogan, 05 - Kowalski, 06 - Luke, 07 - Rein, 08 - Renyi, 09 - Richardson, 10 - Scott and 11 - Vaughan				4. Shareholder Proposal with respect to cumulative voting.	☐	☐	☐

	(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)				5. Shareholder Proposal with respect to executive compensation.	☐	☐	☐
	Exceptions* _______________________________________				I agree to access future Proxy Statements and Annual Reports electronically.			☐
2.	Ratification of Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Indicate Address Change and/or Comments on the back of the card and Mark Here			☐

S C A N L I N E

Please sign exactly as the name appears hereon.

Date	Employee Signature

Your Vote is Important

Please Vote Today

Annual Meeting of Shareholders to be held on April 10, 2007 at 9:00 A.M.

EMPLOYEES’ STOCK PURCHASE PLAN

THE BANK OF NEW YORK COMPANY, INC.

ONE WALL STREET, NEW YORK, NY 10286

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas J. Mastro, John M. Liftin, and James R. Vallone as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on February 20, 2007 at the Annual Meeting of Shareholders to be held on April 10, 2007 or any adjournment thereof.

Unless otherwise specified, this proxy, when properly executed, will be voted FOR the election of all nominees for directors, FOR proposal (2) and AGAINST proposals (3), (4) and (5). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THE BANK OF NEW YORK COMPANY, INC.

101 BARCLAY ST

A LEVEL – PROXY DEPT.

Please mark, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

The Bank of New York Company, Inc.

Dear Plan Participants:

You are receiving the enclosed voting instruction form(s) to vote eligible shares of The Bank of New York Company, Inc. stock that you own through the Company’s Plans – Employee Savings & Investment Plan, Employees’ Stock Ownership Plan and Retirement Savings Plan of BNY Securities Group (each, a “Plan”).

The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of these Plans. Employees who own Company stock outside of these Plans, however, will continue to receive a copy of the Annual Report as an owner of those securities.

We encourage you to review the 2006 Annual Report which is now available electronically on our website at www.bankofny.com/annualreport

You may also request a paper copy of the 2006 Annual Report by sending an email to pr@bankofny.com or by sending a written request, along with a self-addressed interoffice envelope to:

Kathleen F. Juliano, Public Relations, BN-OWS-31

It is important to note that your vote of Plan shares will be counted by an independent party and will remain confidential. If your voting instruction form(s) are not properly completed and signed, or if they are not received, your Plan shares will be voted in direct proportion as shares for which voting instructions have been received from other participants in each Plan, subject to the approval of a Plan fiduciary.

Thank you.